PGIM Quantitative Solutions LLC

Code of Ethics

Policy Statement

Rule 204A-1 under the Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

This PGIM Quantitative Solutions Investment Adviser Code of Ethics (the "Code") was adopted in January, 2005 to meet the firm's obligations under Rule 204A-1. Generally, this Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and, in some cases, also as Access Persons of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Person is associated. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with applicable federal securities laws.

In addition to this document, the following policies are also considered part of this Code:

Making the Right Choices

•The Code of Conduct prescribed for all employees is outlined in Prudential's Ethics Policy, "Making the Right Choices", which is incorporated by reference herein. In some instances, this policy may also apply to the actions of household members. Failure to adhere to the standards of this policy, both in letter and spirit, may lead to serious disciplinary action, up to and including termination.

U.S. Information Barrier Standards

•It is each Supervised and Access Person's responsibility to know whether their investment management unit is subject to the information barrier restrictions under the U.S. Information Barrier Standards. Compliance will provide training to inform employees of their obligations.

Personal Securities Trading Standards

•All investment advisory personnel are subject to the Personal Securities Trading Standards and must comply with all requirements therein unless otherwise notified by Compliance.

Fiduciary Standards

Investment advisers frequently are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Advisers Act, the Investment Company Act of 1940 and ERISA. Whenever PGIM Quantitative Solutions acts in a fiduciary capacity, it will endeavor to consistently put the client's interest ahead of the Firm's. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict.

For Internal Use Only

Not for Further Distribution without Approval

Adviser personnel will not engage in fraudulent, deceptive or manipulative conduct. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. In such cases, advisory personnel are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client's interest ahead of their own personal interest. An employee's fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates.

Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

Ethical Standards

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential's values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company's ethical standards clear. At every level, employees must set the right example in their daily conduct. Prudential expects employees to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, employees must understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each employee's responsibility to adhere to this Code and Prudential's Code of Ethics, "Making the Right Choices" by ensuring that we:

•Nurture a company culture that is highly moral and make decisions based on what is right.

•Build lasting customer relationships by offering only those products and services that are appropriate to customers' needs and provide fair value.

•Maintain an environment where employees conduct themselves with courage, integrity, honesty and fair dealing at all times.

•Ensure no individual's personal success or business group's bottom line is more important than preserving the name and goodwill of Prudential.

•Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our Human Resources, Legal and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

Monitoring/Training

Annual IA Questionnaire: To ensure compliance with the guidelines outlined in this Code PGIM Quantitative Solutions Compliance administer an annual Investment Adviser Background Questionnaire (IABQ). The first part of this questionnaire is geared at preparing the PGIM Quantitative Solutions businesses' annual investment advisory registration (Form ADV) filings with the SEC. These filings

For Internal Use Only

Not for Further Distribution without Approval

require that certain questions be answered on behalf of each investment advisor entity, its officers and associated employees. The second part of this questionnaire includes questions aimed at understanding both actual and apparent conflicts of interest, and fulfills associates' disclosure requirements as outlined in Prudential's Code of Ethics, "Making the Right Choices". All PGIM Quantitative Solutions employees are required to complete the IABQ during the annual distribution; however, associates have a responsibility to adhere to Prudential's values and guidelines and disclose any potential conflicts as they arise.

Annual and Periodic Certification: Annually and upon any change to the Code, all employees receive an electronic request to attest to their understanding of this Code, among other policies. The Corporate Compliance unit coordinates the annual process and maintains the required records.

New Hire Investment Advisor Background Questionnaire (IABQ): Based on the annual investment advisor questionnaire, this form intends to identify actual or potential conflicts between PGIM Quant's employees' personal lives and their employment with PGIM Quant or related area. Unlike the annual questionnaire, this version is administered as new hires and transfers into PGIM attend PGIM Compliance Orientation (New Hire training).

Training: PGIM provides on-going employee compliance training delivered via an online microlearning platform called Axonify. Axonify is a unique, web-based training platform that leverages technology and an adaptive learning method to provide a fundamentally better and more measurable approach to compliance training. Content is refreshed per updates to internal policies and procedures and based on regulatory updates with such changes viewable in real-time to employees. Unlike traditional training practices, Axonify is designed as a persistent program without a target completion date. Available daily, employees are provided with fundamental and tailored questions-based training deployed in short bursts (i.e. five questions per session). The training questions utilize business pertinent scenarios and are designed to build upon an individual's knowledge base over time. In addition, the system provides a robust set of metrics including performance by question, average number of times an employee accessed the system over 30-days, number of topics graduated, confidence level, and knowledge growth.

In addition to Axonify continuous refresher training:

•PGIM deploys general compliance training via Axonify to new hires at the start of their employment;

•The Company deploys both AML and Privacy training to new hires at the start of their employment; and

•PGIM deploys annual Broker-Dealer Registered Representative training via Axonify as required under FINRA rules.

PGIM Quantitative Solutions Compliance also provides supplemental training for new hires and transfers covering the topics of outside business activities, personal securities trading, gifts and entertainment, pay to play laws.

Reporting Violations of the Code

Associates must communicate all situations that compromise the ethical standards of the company as well as any concerns in ethical behavior to any one (or more) of the following for resolution:

•Management in your organization.

•Human resources contact.

For Internal Use Only

Not for Further Distribution without Approval

•Compliance and/or legal contact.

•Business ethics contact.

•Global Business Ethics and Integrity hotline (800-752-7024).

If you have knowledge of or concern about an ethical, legal, or regulatory violation, you can raise your concerns without fear. Prudential will not engage in, nor tolerate retaliatory, threatening or harassing acts against any associate for reporting suspected unethical or illegal behaviors or practices.

If there are violations of the Code, PGIM Quant will maintain a record of any corrective action taken as a result of such violation(s).

For Internal Use Only

Not for Further Distribution without Approval

Prudential's Code of Conduct

MAKING THE

RIGHT CHOICES

MTRC

MESSAGE FROM OUR CHAIRMAN AND CEO

At Prudential, we all share a tremendous responsibility and opportunity— to make lives better by solving the financial challenges of our changing world. Your commitment to fulfilling our shared purpose and delivering meaningful value to our customers and other stakeholders helps make financial security a reality for millions of individuals and families.

To live up to our purpose and deliver on our promises requires that our long-standing pledge to do business the right way remains at the heart of every customer interaction, every decision and every choice we make. Where we operate, who we serve and what solutions we provide will evolve just as our customers' needs and expectations and our operating environment do. But what will never change—can never change—is our commitment to working with integrity. And I know I can rely on you to uphold that resolute commitment and do the right thing.

Our Code of Conduct, Making the Right Choices, provides a guide to support you in your work every day. It puts our values, principles and other elements of our decision-making framework in context. It identifies the responsibilities we all share in meeting the company's high ethical standards. And it notes the many resources available to help as we deliver on our promises.

Thank you for your continued contributions and commitment to delivering on our promises and fulfilling our purpose.

Charles F. Lowrey

CHAIRMAN AND CEO

PRUDENTIAL FINANCIAL

"To live up to our purpose and deliver on our promises requires that our long- standing pledge to do business the right way remains at the heart of every customer interaction, every decision and every choice we make."

Making the Right Choices Prudential's Code of Conduct | 1

Table of

CONTENTS

OUR PURPOSE, PRINCIPLES AND CORE VALUES...................................................................................	4
Our Purpose Unites Us...................................................................................................................................	4
Our Principles Guide Us.................................................................................................................................	4
Our Core Values Are Our Foundation............................................................................................................	4
OUR FUTURE IS POWERED BY OUR HERITAGE......................................................................................	5
WE DO THE RIGHT THING..............................................................................................................................	6
Following the Code.........................................................................................................................................	6
Leading by Example.......................................................................................................................................	7
Seeking Guidance and Reporting Concerns.....................................................................................................	8
Speaking Up Without Fear.............................................................................................................................	8
Protecting the Integrity of Prudential's Financial Reporting..........................................................................	8
Making the Right Decisions............................................................................................................................	9
WE CHAMPION AN ETHICAL WORKPLACE...............................................................................................	10
Promoting a Workplace Free from Harassment and Discrimination............................................................	11
Valuing and Respecting the Talents of a Diverse Workforce.........................................................................	12
Providing a Safe and Healthy Work Environment........................................................................................	12
WE UNDERSTAND OUR RESPONSIBILITIES TO OUR CUSTOMERS..................................................	13
Treating Customers Ethically.......................................................................................................................	14
Keeping Private Information Private...........................................................................................................	14
WE DO BUSINESS THE RIGHT WAY..........................................................................................................	16
Competing, with Integrity............................................................................................................................	17
Managing Risk.............................................................................................................................................	17
Avoiding Conflicts of Interest.......................................................................................................................	18
Protecting Our Assets..................................................................................................................................	18
Treating Gifts and Entertainment Responsibly............................................................................................	20
Refusing to Pay or Take Bribes or Kickbacks.................................................................................................	20
Preventing Money Laundering.....................................................................................................................	21
Communicating Responsibly........................................................................................................................	21
Engaging Partners and Third Parties Responsibly........................................................................................	21
ADMINISTRATION OF OUR CODE...............................................................................................................	22
CONTACT INFORMATION FOR RAISING ETHICAL CONCERNS AT PRUDENTIAL...........................	24

Making the Right Choices Prudential's Code of Conduct | 3

OUR PURPOSE, PRINCIPLES AND CORE VALUES

Our Purpose Unites Us

Our purpose speaks to our 140-plus years of creating financial opportunities for individuals, families, institutions and communities. It highlights our ability to improve the quality of life for more people through small- and large-scale solutions.

We make lives better by solving the financial challenges of our changing world.

Our Principles Guide Us

While our purpose unites us, our principles guide us in everything we do. Our integrity, long-term focus, our ability to translate the potential of our talent and culture into superior execution, and our expertise in making and keeping promises represent Prudential's unique combination of strengths.

We do the right thing.

Above all, we conduct ourselves in an ethical way, recognizing our role as a leader in the global community; we value the trust our customers, employees, investors, partners and communities place in us.

We take a long-term perspective.

We are committed to making lives better over the long term

by providing solutions that stand the test of time; we anticipate the implications of our decisions now and in the future and take smart risks.

We win with talent, culture and execution.

Our diverse talent and inclusive culture give us an advantage in the marketplace and allow us to develop and execute on innovative solutions to address our customers' challenges as they evolve.

We make and keep promises.

We manage our company well and are able to take on risk for our customers; we live up to our commitments; our ability to make lives better depends on keeping the promises we make over the long term.

Our Core Values

Are Our Foundation

Our core values fuel our ethical culture, drive our behaviors and reinforce our individual accountability to do the right thing every day and in every way.

Worthy of Trust

We keep our promises and are committed to doing business the right way.

Customer Focused

We are obsessed with providing quality products, solutions and services that anticipate our customers' financial challenges and expectations.

Respect for Each Other

We are inclusive and collaborative, and individuals with diverse backgrounds and talents can contribute and grow.

Winning with Integrity

We are passionate about becoming the unrivaled industry leader by achieving superior results for our customers, employees, shareholders and communities.

4 | Making the Right Choices Prudential's Code of Conduct

OUR FUTURE IS POWERED

BY OUR HERITAGE

In 1875, Insurance Agent John Fairfield Dryden established the Prudential Friendly Society, the first U.S. company to make life insurance affordable to working-class people. The company sold Industrial Insurance, which provided funeral and burial expenses for low- income families. Since that time, Prudential has remained committed to helping people achieve financial wellness and peace of mind.

That commitment extends to our communities and society as a whole. By increasing access to financial solutions, identifying and addressing challenging issues, and driving innovation through impactful investments, we are bringing financial security within reach of more and more people and communities.

We have built our company on our proud heritage of keeping the promises we make. Our commitment to doing business the right way is how we continue to earn the trust of our customers, employees, investors, shareholders, regulators, communities and other stakeholders. That trust is one of our most valuable and long-standing assets. It is the foundation upon which we fulfill our purpose to make lives better by solving the financial challenges of our customers in a changing world.

In our collective pursuit of that purpose, we welcome change by questioning the status quo and inviting feedback and open dialogue. We relentlessly bring our customers' perspectives into everything we do. And we embrace new technologies to enhance how we work, compete and exceed our customers' expectations.

We are responsible global citizens who strive each day to conduct business in an environmentally and socially responsible manner. We are committed to partnerships and initiatives that promote sustainability and social and economic development. We welcome and encourage the incredible volunteerism of our global associates. This commitment benefits our stakeholders and the communities in which we live and work.

Prudential's journey to make continuous improvements while working with high standards of ethics and integrity allows us to create value for our stakeholders and to make a positive, lasting difference in the world.

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We Do the

Right Thing

At Prudential, we are committed to doing business the right way. Our Code of Conduct, Making the Right Choices, will help everyone working for or on behalf of Prudential understand our expectations and conduct business in a way that is consistent with Prudential's principles and values.

Following the Code

Prudential expects its employees, sales associates and others associated with Prudential to understand their responsibilities to work with high standards of ethics and integrity and to support Prudential in doing the right thing. Our Code of Conduct communicates the general expectations for these behaviors. Prudential expects everyone doing business with or on behalf of Prudential to:

ŠAct in an honest, fair, respectful and ethical manner.

ŠMake a personal commitment to conduct business with ethics and integrity, every day, in every situation.

ŠAct in the best interests of our customers, company, employees, partners and other stakeholders.

ŠKnow, understand and comply with the letter and spirit of the applicable laws, regulations and policies.

ŠMake business decisions based on what is right, not simply what is easy or expedient.

ŠTreat people professionally and with dignity and respect.

ŠMaintain a fair, professional, safe workplace free from discrimination, intimidation and harassment.

ŠRespect the diversity of each other's talents, abilities and experiences, value the input of others, and foster an environment of trust, collaboration, inclusiveness and candor.

ŠReport suspected unethical or unlawful behavior promptly. See page 8 for reporting resources.

ŠRespect and protect personal, confidential, sensitive and material nonpublic information.

ŠBe customer-obsessed and provide excellent customer service and, when complaints do occur, take them seriously and escalate the issues for quick remediation.

ŠManage risk by understanding, identifying, communicating and mitigating risks arising out of our businesses.

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Leading by Example

Leaders and managers at Prudential have an increased responsibility to lead by example and be role models in the way they act, make decisions, handle concerns and different opinions, and set a rock-solid foundation for the trust that is placed in us by all our stakeholders. We expect all leaders and managers at Prudential to:

ŠRole model the right behaviors and inspire others to do the same.

ŠCreate and develop a workplace where everyone understands their responsibilities and that ethical behavior is expected and encouraged.

ŠPromote and protect Prudential's brand, name and reputation.

ŠMake business decisions based on high ethical standards.

ŠEstablish and maintain controls and procedures that are current, effective and consistent with internal policies and the changing marketplace.

ŠRecognize, acknowledge and consider ethical behavior when making employment-related decisions, including hiring, promotions, compensation and disciplinary actions.

ŠFoster a speak-up culture so that everyone is comfortable raising concerns by encouraging open communication, building trust, resolving issues promptly and upholding Prudential's policy against retaliation.

ŠHold team members accountable for completing company training on time.

If you want to be

inspired, inspireothers.

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Seeking Guidance

and Reporting Concerns

Seeking guidance and raising concerns promptly are

the responsibilities of all employees and sales associates. If anyone associated with Prudential is aware of or reasonably suspects any unethical or unlawful behavior or practices, violations of laws, regulations or internal policies—including any accounting, internal accounting controls or auditing matters—the person is obligated to report this information promptly.

Reporters don't have to be certain that a wrongdoing or a violation has taken place to report it. We want employees and sales associates to raise questions and concerns in good faith so that they can be addressed. We should continue to escalate our concerns until we feel we are being heard.

Speaking Up Without Fear

We know it takes courage to come forward and share concerns. Reporters can raise concerns about ethical, legal, regulatory or policy violations, without fear. Consistent with relevant legal protections, Prudential strictly prohibits retaliatory, threatening or harassing acts against anyone for reporting in good faith reasonably suspected unethical or unlawful behaviors or practices, and anyone participating in an investigation.

Prudential values

when you raise

concerns

and we don't tolerate retaliation against those

who do.

There are many options for employees, sales associates and others associated with Prudential to report a concern or seek advice:

ŠManagement

ŠHuman Resources

ŠBusiness Ethics Officer

ŠGlobal Business Ethics & Integrity (Ethics Office)

ŠEthics Help Line or Website https://prudential.ethicspoint.com

(Reporters may choose to remain anonymous where permitted by local law; see page 24 for additional information about reporting help lines.)

ŠCompliance or Legal Contact

Be confident that Prudential takes questions and concerns seriously. Prudential ensures that appropriate procedures, and where applicable grievance mechanisms, are in place to receive, escalate and resolve concerns promptly and appropriately. Prudential investigates reports of misconduct thoroughly and confidentially, disclosing information only to those who need to know to resolve the issue. Prudential is committed to preventing the recurrence of misconduct.

Protecting the Integrity of Prudential's Financial Reporting

Accurate and timely financial and accounting records are critical to the effective management of Prudential. We require that appropriate controls are in place to protect the integrity and reliability of our financial reporting information, and we comply with all applicable financial reporting and accounting laws. We do not permit the integrity of our records to be compromised in any way.

8 | Making the Right Choices Prudential's Code of Conduct

Making the Right Decisions

If we face a difficult decision or are unclear what to do in a situation, following these steps can help us make decisions that will preserve the trust that others have placed in us.

PAUSE

Pausing before we act to consider how to

approach the situation can help overcome emotional

decisions and rationalizations and provide

clarity on a course of action.

THINK

These questions can help us think through the various intended and unintended consequences of our actions or decisions:

Is it consistent with the law, internal policies,

standards, procedures and guidelines?

Is it in the best interests of our customers, company, employees and other stakeholders?

Would it be okay if everyone did it? If we can do it, should we do it?

Would I be proud if this action or decision was in the news?

ACT

Answering no to any of these questions may result

in serious consequences. Act by discussing the situation with management, human resources, compliance, law or the Ethics Office. These resources are available to provide guidance on making sound decisions for the long-term benefit of our stakeholders. There may also be times when the

issue needs to be further escalated to arrive at a decision.

QUESTION: You don't work in finance, but you suspect that our record keeping on a large initiative is not accurate. Is the financial integrity of Prudential's records your responsibility?

ANSWER: Yes. Accuracy in record keeping is not the job of a particular function. We are all responsible for making sure that our company records are accurate, complete and appropriately documented. If you suspect an issue, it's your obligation to report it.

QUESTION: You see a colleague do something that you think may be a violation of a Prudential policy, but you're not sure and it doesn't directly affect you. Should you say anything?

ANSWER: Yes. We rely on everyone associated with Prudential to report suspected violations of law, regulations, policies or unethical behavior even if it doesn't affect the employee making the report. A violation, left unreported, can cause damage to our reputation and puts our colleagues, our customers and the company at risk. Depending on what it is, it can also lead to regulatory and legal consequences. Even if you're not sure, make a confidential report of concerns and suspected violations. It's your responsibility. Prudential requires it and depends on our employees, sales associates and others to raise concerns.

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We Champion an

ETHICAL

WORKPLACE

Prudential is committed to policies and practices that foster a work environment that upholds the highest standards of integrity. We are dedicated to creating an inclusive and respectful environment where we value each other's contributions and believe that everyone should have an equal chance to succeed—this is essential to achieving our purpose.

10 | Making the Right Choices Prudential's Code of Conduct

Promoting a Workplace Free from Harassment and Discrimination

Prudential expects a work environment that is free from harassment of any kind or any other offensive or disrespectful conduct that makes employees feel uncomfortable. Our company complies with all local laws prohibiting harassment and expects that our employees and sales associates will do the same in all situations. The responsibility for maintaining a fair, professional and safe workplace free from discrimination, intimidation and harassment belongs to everyone associated with Prudential.

We will not tolerate unlawful discrimination of any kind in any aspect of the employment relationship, or when conducting Prudential business. This includes, but is not limited to, recruiting, hiring, compensation, access to training, promotion, discipline, termination of employment, work-related social activities, and other terms and conditions of employment. Prudential also will not tolerate any conduct that creates an intimidating or hostile working environment, or that interferes with work performance. We also will not tolerate retaliation against anyone who complains in good faith about behavior or practices that are inconsistent with Prudential internal policies, standards, procedures and guidelines.

Prudential provides employment and advancement opportunities to all qualified individuals in accordance with applicable laws. When bringing new employees into the company, Prudential recruits and hires individuals in compliance with applicable laws, with a commitment to fairness to all candidates. Prudential hires individuals based on their job-related qualifications, merit and competence. The company has specific protocols for hiring individuals in each local operation and related to each job responsibility.

QUESTION: There's a person in your group who makes offensive jokes. You keep telling him not to do this, but he keeps ignoring you and says you have no sense of humor. What should you do?

ANSWER: You should report this to management, human resources, your business ethics officer, or the Ethics Office. Prudential is committed to a safe and respectful work environment. All Prudential employees are expected to conduct themselves professionally, to respect others in the workplace, and to contribute to a productive work environment that is free from harassing behaviors.

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QUESTION: As the manager responsible for hiring, you've been reviewing resumes of candidates for a role involving communications with external parties. You and key members of your team have held interviews with promising candidates and narrowed down the individuals to the top three. The clear choice is a woman, and if hired, she would be the first woman to ever hold the position. Should that factor into your decision?

ANSWER: No. Managers must make all hiring decisions based on an applicant's qualifications and without regard for gender or any other protected characteristic.

QUESTION: You sit next to one of your colleagues and have observed her drinking alcohol and taking some pills during working hours. As part of her job responsibilities, she often drives from office to office during the day. You are concerned. What should you do?

ANSWER: You should not compromise when it comes to the safety of our employees and work environment. Share your concerns with your manager, human resources or the Ethics Office so that Prudential has an opportunity to provide support, if needed, to this employee.

Valuing and Respecting the Talents of a Diverse Workforce

Prudential actively creates and promotes a work environment that is inclusive of all people and their unique abilities, strengths and differences. We embrace diversity in every aspect of our business, and we respect diversity in each other, our customers, third parties and all others with whom we interact. Valuing individual differences in race, ethnicity, national origin, gender, sexual orientation, gender identity, disability, religious affiliation, veteran status and other areas makes us a stronger, more successful organization. This practice also makes us an organization reflective of our customers, employees and communities.

Providing a Safe and Healthy Work Environment

Prudential is committed to creating and sustaining a culture that optimizes workplace health, well-being and safety. Everyone associated with Prudential is responsible for following the direction of Prudential's security staff, and for bringing situations that threaten health or safety to their attention immediately.

As part of our commitment to our communities, Prudential will not tolerate any instances of human trafficking or other forced labor or slavery. We will also not conduct business with any third parties who engage in those practices.

12 | Making the Right Choices Prudential's Code of Conduct

We Understand Our

RESPONSIBILITIES to Our CUSTOMERS

We believe that doing the right thing means we focus on bringing our customers' perspective into everything we do. It means putting our customers first—

listening and responding to what they want and need, personalizing the customer experience and anticipating their future needs. We expect that every employee and sales associate at Prudential will create a positive experience for our customers as we help them solve their financial challenges.

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QUESTION: You are a sales associate for Prudential. You notice a piece of information is missing from a form signed by your customer. Since you know what should be filled in based on your conversation with the customer, should you complete the form yourself?

ANSWER: If the customer—not the sales associate—is required to fill in that information, you should not complete the form. You should inform the customer that the application is not yet complete and cannot be submitted for processing until he or she completes all the necessary information. When an organization and an individual do the right thing instead of what's easier or expedient, both gain the value of a reputation for integrity.

Treating Customers Ethically

In addition to complying with applicable laws and regulations, we expect everyone associated with Prudential to hold themselves to high ethical standards. We are expected to act professionally and respectfully, to listen carefully and quickly respond to customer inquiries and requests, and to produce high quality products, solutions and services.

We use fair and honest practices in advertising, marketing and customer service interactions, provide customers with clear, accurate information and deliver on our short- and long-term promises. Prudential's internal policies specify how Prudential's products, services and solutions can be marketed or sold. We have strict guidelines regarding the required licensing, communications and behavior of those who have the significant responsibility for selling our products, services and solutions.

Customer complaints are promptly reported, reviewed and resolved in accordance with company policies and applicable laws.

Keeping Private Information Private

Securing Data and Information

We are diligent about protecting the data entrusted to us and our operating environment. Prudential's global information security and privacy programs establish controls and standards around the collection, use, storage, transfer and security of data. To best protect our customers' and the company's interests, those with access to Prudential systems are expected not only to know their responsibilities in supporting the company's data protection efforts, but also to understand the specific ways they can help prevent cyberattacks and/or privacy breaches. We should know the source before opening emails and attachments. We should not send Prudential business records, including emails, to personal or other non-business-related external accounts or repositories.

We continually evaluate and evolve the technologies, processes, controls and intelligence to prevent, detect and respond to cyber threats and attacks. Everyone associated with Prudential is expected to report activity that puts our data and operating systems at risk.

Advances in analytics and data collection bring many benefits to individuals and organizations, such as personalized service, detection of fraud or abuse and efficient use of resources. At Prudential, we are committed to ethical data collection and use through trustworthy and sustainable data practices.

14 | Making the Right Choices Prudential's Code of Conduct

Caring for Personal and Sensitive Information

To retain the trust placed in us, it is our duty to protect the personal information of our customers, employees and others with whom we conduct business. We respect and honor their privacy as described in our policies and in accordance with applicable laws.

We protect information that identifies an individual (e.g., name, signature, address or unique national identifiers, such as U.S. Social Security Number or resident registration number, date of birth, driver's license number) that could be used to authenticate an individual or provide access to an account (e.g., user name, email address, password, PIN, identification number, answers to security questions), or is specific to or about an individual that might be sensitive (e.g., personal medical or health information, policy/account number, policy/ account value).

Employees and all others associated with Prudential who have access to personal information are required to keep this information secure and confidential, to use it in accordance with applicable privacy notices and to restrict access to those who have proper authorization and a legitimate business need to know.

Prudential informs its customers and employees about its privacy practices through several channels. We provide privacy notices to employees and customers consistent with legal requirements and explain how the company generally collects, uses, stores, transfers and safeguards customer information.

QUESTION: You posted comments on Facebook and Instagram about a business conversation you had with a Prudential customer and mentioned that customer by name and stated she is a customer. You did not reveal any other information, so that was okay to do, right?

ANSWER: No. This is a violation of the company's Global Privacy policy. Prudential requires that all personal information about its customers and employees—and employees of our vendors and business partners—be kept secure and confidential, including the fact that a customer relationship exists.

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We Do Business the

Right WAY

Prudential's long-term perspective as to how we conduct business is one of the reasons we have been around for over 140 years. Selling products, solutions and services we can be proud of, making ethics and integrity a priority in our business practices, and requiring high ethical standards of third parties are some of the ways we will sustain our business over the long term and keep the promises we make.

16 | Making the Right Choices Prudential's Code of Conduct

Competing, with Integrity

Prudential does not engage in conduct that interferes with free and fair competition or otherwise may violate antitrust and unfair competition laws. We must not disclose to, or obtain from, competitors any confidential information, except through proper benchmarking or other approved methods that are intended to comply with antitrust laws. We do not utilize the intellectual property of others without having the appropriate rights.

Managing Risk

Prudential is in the business of managing risks. We are committed to understanding, identifying and mitigating risks that may arise out of the services we perform. We bring together a broad array of talent and expertise across the organization to collaborate and analyze potential outcomes and decisions to effectively manage risk. Prudential expects each of us to timely communicate and escalate any questions or disagreements about risk.

QUESTION: You think a senior leader is abusing his or her power to cover up a mistake that was made with a project. What should you do?

ANSWER: The level of an employee or associate at Prudential does not excuse behavior inconsistent with our Code of Conduct. You should report the concern; it's your responsibility. Prudential will review the concern without regard to the level of the potential offender. Leaders will be held to higher standards of conduct, as they should role model the right behaviors.

QUESTION: You used to work as an IT consultant before you were hired by Prudential. You want to continue working with your clients during the evenings and weekends. None of your clients are customers of or in competition with Prudential. Is this permitted?

ANSWER: It depends. You will need to disclose all the relevant details regarding your outside business activity to your manager and other approvers, who will decide if there is an actual or potential conflict. Given that your business is not competing with Prudential, nor sharing the same customers, it is possible you may be allowed to continue your outside business, but with specific conditions, such as not doing this business on company time, not using company resources or not holding yourself out as a Prudential employee while working with your clients.

Making the Right Choices Prudential's Code of Conduct | 17

QUESTION: You are employed by Prudential and are responsible for hiring third parties for company projects. You receive a bid from a company owned by your neighbor and friend. What should you do?

ANSWER: You need to avoid creating a personal conflict of interest, or the appearance of one, in business dealings. The company's interests have to come first. You should disclose to your manager that you have a relationship with the owner. You may need to recuse yourself from the selection process. The company's bid should be given the same consideration as other third parties so that the most appropriate service provider for the project is selected.

QUESTION: You are attending a weekly continuing education business class. Your professor thinks it is important for students to use real-world examples in class. You have heard that the company might be acquiring a company in the life insurance area. If you do not tell anyone the name of the company being considered for purchase, can you share this information with your classmates?

ANSWER: No, you may not share this information. This information is confidential. Premature disclosure of sensitive company information could cause the company harm and may be unlawful. You must be careful not to discuss confidential or material nonpublic information, such as a potential acquisition, in public places. It is also important not to reveal confidential information to anyone who does not have aneed to know. This includes co-workers, sales associates, business partners, consultants, third parties and personal acquaintances.

Avoiding Conflicts of Interest

All employees and sales associates are required to disclose any activities, interests or affiliations that conflict with or appear to conflict with the interests of Prudential, its shareholders, customers or other stakeholders. This may include personal investments, business dealings, relationships, political contributions, involvement in certain crimes, family activities or outside activities that may impact their objectivity or ability to make impartial business decisions, or that may jeopardize Prudential's ability to conduct business.

We are also required to identify and report institutional conflicts of interest that may arise within Prudential. Institutional conflicts of interest are situations in which the company has an incentive to serve one interest at the expense of another. Examples include serving the company's interest over the customer's interest and serving one customer to the detriment of another customer.

Protecting Our Assets

Safeguarding Prudential Proprietary

Information and Assets

Protecting proprietary information and assets is critical to preserving Prudential's reputation and to meeting our obligations to our customers, shareholders and other stakeholders. We are expected to take appropriate measures to protect confidential, privileged, proprietary and sensitive business-related information. We only share this type of information on a need-to-know basis and in furtherance of Prudential business.

To help us protect our assets, be mindful of ethical standards, laws, and preferred business practices when engaging in business-related communications, regardless of the form (written, email, intranet or internet, conversation or in presentations).

18 | Making the Right Choices Prudential's Code of Conduct

Protecting Prudential Trademarks

and Other Intellectual Property

The Prudential name and iconic Rock symbol represent the relevance, expertise and strength of Prudential's business. Prudential's brand and other intellectual property are significant and valuable corporate assets that must only be used for permissible purposes. To maintain the value and integrity of Prudential's intellectual property, employees and all others associated with Prudential are expected to implement appropriate controls and to seek permission before using or allowing others to use Prudential's intellectual property.

QUESTION: Your friend, a former Prudential colleague, now works for a competitor. She wants to recreate for her new employer some forms and spreadsheets she created while working at Prudential. She asks you for electronic copies of the documents. Is it okay to send them to her?

ANSWER: No. Even though the former employee created the materials, they belong to the company. Sending this information would be a breach of your obligations to Prudential, would violate our Code of Conduct and our policies, and could potentially create legal consequences.

Employees must keep all Prudential information secure and must not disclose it to anyone inside or outside of the company unless they are expressly authorized to do so. You should know and understand your obligations to Prudential regarding confidential and proprietary information.

Making the Right Choices Prudential's Code of Conduct | 19

QUESTION: Our new vendor wants to send a welcome gift card to each member of your department as a thank-you. They ask for a list of the members of your team and their work email addresses. What should you do?

ANSWER: Before doing anything, check the gifts and entertainment policy to determine if it's possible. Then connect with your law or compliance partner on any additional compliance or privacy issues.

Treating Gifts and

Entertainment Responsibly

The exchange of gifts and offers of entertainment are common business practices, but sometimes a well-intentioned gift or offer can be misinterpreted or suggest something improper. Prudential employees and sales associates are expected to know and understand the guidelines governing gifts and entertainment applicable to them and to avoid any action that can be perceived as improper or giving them or the company an unfair advantage.

Prudential also expects its employees and sales associates to follow the applicable guidelines for political contributions and entertaining politicians and government officials.

Refusing to Pay or Take Bribes or Kickbacks

Prudential has policies that expressly define and prohibit bribery and corruption. Everyone representing Prudential, regardless of level or function, is responsible for understanding and complying with Prudential's policies, the Foreign Corrupt Practices Act and the applicable local anti-bribery/anti-corruption laws.

20 | Making the Right Choices Prudential's Code of Conduct

Preventing Money Laundering

Prudential will not knowingly engage in financial transactions that involve proceeds from unlawful activity or that support terrorist activities (commonly referred to as "money laundering" or "terrorist financing") or engage in any transaction in violation of Office of Foreign Assets Control restrictions or similar regulations in non-U.S. jurisdictions. Given the important role we play in detecting and preventing money laundering in our daily work, we are expected to know Prudential's customers, to maintain required well-documented information throughout the relationship and to know the nature and purpose of all financial transactions.

Communicating Responsibly

Prudential expects its employees and sales associates to use its digital communications and Internet connections in a lawful and ethical manner consistent with internal policies and standards.

These policies may also apply to use of personal electronic devices that are connected to Prudential's systems.

Employees and sales associates are required to use Prudential systems to send and receive all substantive business communications and should not expect privacy when using these systems. While employees should avoid using these systems for non- business purposes, occasional personal use of Prudential systems is permitted if it does not interfere with Prudential's business and is not otherwise prohibited by internal policies and standards.

Only certain employees are authorized to communicate on behalf of Prudential. Please refer all media requests to Global Communications.

Engaging Partners and

Third Parties Responsibly

Prudential does business with partners and third parties who must conduct themselves with high standards of ethics and integrity. Prudential has established policies for assessing and managing risk when engaging with third parties. We require third-party arrangements that are negotiated and in the best interests of Prudential; they are granted based on merit using fair and ethical processes. Through third-party risk management standards, we define a framework and requirements for a comprehensive program to effectively and consistently manage risks throughout the third-party life cycle.

QUESTION: You saw a blog post that is critical of one of our products and contains misinformation. Should you respond and provide correct information on behalf of Prudential?

ANSWER: No. Unless you are an authorized spokesperson, you should notify Global Communications and they will address the situation.

Making the Right Choices Prudential's Code of Conduct | 21

Administration of

OUR CODE

Prudential's Code of Conduct, Making the Right Choices, is a guide to assist in making ethical decisions. While not intended to be all-inclusive, or to address every situation that may arise in the conduct of Prudential's business, it provides a framework and structure to guide business decisions and to meet the company's ethical standards. High standards of ethics and integrity are core to our purpose-driven journey to tackle the toughest problems so that we can help change the world for the better.

22 | Making the Right Choices Prudential's Code of Conduct

The Code applies to the extent permissible under the laws and/or regulations of the countries where we do business. If any portion of Making the Right Choices is inconsistent with any law and/or regulation, such law and/or regulation shall prevail. Reference to "regulations" in Making the Right Choices includes laws, codes and other similar requirements. Employees and sales associates should contact their compliance and/or legal contacts for further information as needed.

The Code, like all Prudential's policies, is not intended to constitute or create a contract of any type between Prudential and its employees, sales associates or anyone else providing services to or acting on behalf of Prudential.

Our Policies

Prudential maintains a well-controlled operating environment including a series of formal policies. They are designed to guide employees and sales associates in the conduct of Prudential business. Some policies even apply to the actions of our family members, such as those that relate to conflicts of interest and securities trading. Adherence to all internal policies is critical to our ability to make the right decisions and fulfill our purpose.

Employees and sales associates are expected to consult other applicable internal policies, standards and procedures specific to their businesses and corporate centers as well as other materials, such as compliance manuals, human resources policies, expense manuals, etc. These resources may be available electronically or can be obtained, as applicable, from management, human resources, or compliance and/or legal contacts. These resources can help in understanding the company's expectations.

Board members and associates of affiliated companies in which Prudential controls a majority stake are also subject to Prudential policies. In many instances, third parties and contractors that do business with Prudential will also be asked to affirm that they understand and agree to comply with terms of engagement that encompass the principles set forth in these policies.

Disciplinary Action

Prudential uses disciplinary processes that treat employees and sales associates fairly. Behavior inconsistent with the company's Code of Conduct, policies, laws and/ or regulations may lead to disciplinary action, up to and including termination, unless otherwise prohibited by applicable law. The company pursues those who attempt or commit crimes and other unlawful acts and refers them for prosecution or to government agencies, as appropriate.

Oversight

Prudential's Code of Conduct, Making the Right Choices, and its Ethics and Compliance Program are endorsed by and have the full support of Prudential's Board of Directors.

Making the Right Choices Prudential's Code of Conduct | 23

CONTACT INFORMATION FOR RAISING ETHICAL CONCERNS AT PRUDENTIAL

External ethics reporting website: https://prudential.ethicspoint.com

Help Lines are operated by independent third parties and are available 24 hours a day, 7 days a week in multiple languages. Reporters may choose to remain anonymous where permitted by local law. In some countries the scope of what is permitted to be reported through the Help Line may vary.

Country	Toll-Free Number
Argentina......................................................................................................	0800-444-3653
Brazil.............................................................................................................	0800-891-2823
Canada.............................................................................................................	800-752-7024
China
North......................................................................................................	10-800-711-0917
South......................................................................................................	10-800-110-0843
Germany.......................................................................................................	0800-182-2978
Hong Kong..........................................................................................................	800-930264
India...................................................................	000-117 (After prompt: 888-847-5288)
Ireland............................................................................................................	1-800-946-552
Italy....................................................................................................................	800-902-527
Japan
KDD............................................................................................................	00531-11-3339
SoftBank Telecom..................................................................................	0066-33-830194
NTT.........................................................................................................	0034-800-900261

In Japan, these Help Line telephone numbers may not be reached by some telephone carriers, mobile phones and internet telephony.

Korea....................................................................................................	00798-11-002-3653
Malaysia.........................................................................................................	1-800-885-523
Mexico.......................................................................................................	01-800-436-0062
Netherlands..................................................................................................	0808-234-2695
Singapore........................................................................................................	800-1101-707
Taiwan...........................................................................................................	00801-104-229
United Kingdom..........................................................................................	0808-234-2695
United States..................................................................................................	800-752-7024

Global Business Ethics Mailing Address:

Prudential Financial, Global Business Ethics & Integrity 751 Broad Street, Newark, New Jersey 07102, USA ethics@prudential.com

24 | Making the Right Choices Prudential's Code of Conduct

Global Business Ethics & Integrity, 751 Broad Street, Newark,

New Jersey 07102, USA, ethics@prudential.com, (800) 752-7024

Prudential Financial, Inc. of the United States is not affiliated in any manner with Prudential plc, incorporated in the United Kingdom or with Prudential Assurance Company, a subsidiary of M&G plc, incorporated in the United Kingdom.

Rev. April 2020 (ED. April 2022)

2023

Information Barrier Standards

INTRODUCTION

The Investment Advisor Code of Ethics and related Personal Securities Trading Standards require	that
businesses that routinely or predictably obtain material nonpublic information ("MNPI") about issuers	of

publicly traded securities have policies and procedures designed to preserve the confidentiality of MNPI and prevent its communication to other areas of the Company unless in accordance with appropriate controls. Such policies and procedures must prohibit sharing MNPI within units except on a need-to-know

basis, provide for restricted lists of relevant issuers and prohibit firm and personal	trading in securities	of
restricted issuers. In addition, the policies and procedures of areas that	manage investments of

Prudential or its clients must establish and maintain information barriers that create appropriate physical and electronic data separation of such units from other investment units and include compliance monitoring procedures and employee training requirements and acknowledgement procedures designed to cause compliance with these Standards. Federal securities laws prohibit trading securities on the basis of MNPI and require Prudential to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of MNPI by Prudential or any Prudential employee.1 These Information Barrier Standards are designed to ensure that Prudential's investment operations comply with these requirements and imposes restrictions on communication and use of issuer-related information by Prudential investment employees.

These Standards establish Information Barriers between and among Prudential's investment units or groups of investment units identified in Exhibit A to these Standards (each an "Investment Sector"). These Standards are designed to allow Investment Sectors that commonly obtain MNPI about issuers of publicly traded securities to do so without affecting the investment activity of other Investment Sectors. The principal restriction imposed by these Standards is that, without the prior written approval of a Compliance Officer2, employees assigned to an Investment Sector may not communicate any information with respect to identified issuers of publicly traded securities as to which that Investment Sector has MNPI to any employee of another Investment Sector. It also prohibits employees of one Investment Sector from communicating with employees of another Investment Sector for the purpose of eliciting MNPI with respect to issuers of publicly traded securities. In addition, these Standards establish access restrictions, compliance monitoring procedures, training requirements and confirmation procedures that are designed to ensure compliance with the Standards' communication restrictions.

All employees assigned to a Prudential Investment Sector are required to become familiar with and to comply with these Standards and to sign an annual statement confirming their understanding of and compliance with these Standards. Violations of these Standards will be considered serious matters and may lead to serious disciplinary actions, including termination of employment in appropriate cases, to the extent consistent with local law.

Any questions with respect to these Standards should be referred to Compliance Officers or the Law Department.

1 In addition, Prudential's Personal Securities Trading Standards provide a description of MNPI and establish requirements and restrictions relating to employees' personal trading.

2In these Standards, "Compliance Officer" means (i) the PGIM Global Head of Compliance, (ii) his or her Deputy Chief Compliance Officer, (iii) the relevant investment unit's senior Compliance Officer or (iv) designee of one of the foregoing.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023

1.COMMUNICATION RESTRICTIONS

A.Designation of Investment Sectors. For purposes of these Standards, Prudential's investment units have been designated as or grouped into "Investment Sectors," listed in

Exhibit A, that are presumed to have access to the same information about third-party issuers and accordingly share the same restricted lists. Investment units and their employees are prohibited from trading securities of issuers on the restricted list to which they are subject, whether for client, proprietary, or personal accounts.3 Each Investment Sector and its constituent investment units (including their operations located outside the U.S.) and their employees are considered "walled off" from each other Investment Sector for purposes of the communication and access restrictions set forth in these Standards.

B.Restricted Communications. Without the prior written approval of a Compliance Officer for each Investment Sector, except as provided below, an Investment Sector employee may not communicate to any employee of another Investment Sector any information (whether or not material or nonpublic) with respect to:

(i)an issuer whose name appears on his or her Investment Sector's restricted list; or

(ii)any other identified issuer of publicly traded securities with respect to which he or she has MNPI.4

(iii)Any specific confidential information of a client of the Investment Sector.

In addition, Investment Sector employees may not communicate with employees of another Investment Sector for the purpose of:

(i)	eliciting MNPI	with respect to an issuer of publicly traded
securities;

(ii)determining whether they have MNPI with respect to particular issuers of publicly traded securities; or

(iii)determining whether the names of particular issuers of publicly traded securities appear on another Investment Sector's restricted list.

These restrictions apply to both oral and written communication, including all digital communications. All digital communications must follow the Prudential Digital Communications and Internet Use Policy and Standards.

C.Permitted Cross-Wall Communications. (1) Compliance Officers may approve communications

o t h e r w i s e p r o h i b i t e d	under paragraph 1B subject to such conditions as they may deem
appropriate to ensure that	Investment Sector employees will not communicate to employees of another Investment Sector any material non-public information with respect to identified issuers of publicly traded securities. Examples of conditions that may be deemed appropriate on a case- by-case basis include monitoring of oral communications by Compliance Officers or the Law

3Restricted lists required under these Standards identify issuers of publicly traded securities with respect to which

Investment Sectors have MNPI. Investment units may have or be subject to other restricted lists that are outside the scope of these Standards.

4An issuer is covered by paragraph 1B and is deemed "identified" for purposes of these Standards whenever the information in question either includes the issuer's name or other facts from which a knowledgeable investment analyst could infer its identity.

Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023

Department, limiting the subjects to be addressed in oral communications, pre-clearing written communications and requiring use of code names in oral and written communications. The Compliance Department shall maintain a log of such approved cross-wall communications.

(2) An Investment Sector employee may communicate about an issuer whose name does not appear on his or her Investment Sector's restricted list and with respect to which he or she does not have MNPI with an employee in another Investment Sector, provided that approval is provided by the Compliance Officer. This requirement applies to both oral and written communication, including all digital communication Business Unit Compliance shall maintain a log of such reported cross-wall communications. If an Investment Sector employee receives such a communication about an issuer that is on the restricted list to which he or she is subject or about which he or she has MNPI, the Investment Sector employee who receives such a request is required to seek approval from a Compliance Officer, who will document it and forward a record to Corporate Compliance on request.

D.Determinations of Materiality; Materiality Guidelines. Questions about the materiality of particular non-public information that Investment Sector employees may have should be referred to Compliance Officers (who may make determinations in consultation with the Law Department) or directly to the Law Department.

Corporate Compliance, in consultation with the Law Department, shall maintain guidelines with respect to the materiality of non-public issuer-related information of the types commonly possessed by Investment Sector employees. All determinations of the materiality of non-public issuer-related information for purposes of these Standards shall be consistent with the materiality guidelines, except in cases where a Compliance Officer, in consultation with the Law Department, determines in writing that the materiality guidelines should not apply.

E.Confidentiality Agreements. This Statement of Standards does not affect any party's rights or obligations under confidentiality agreements restricting the internal or external communication of issuer-related information by Prudential employees. When an investment unit enters into a confidentiality agreement governing information to be received from a third party in connection with an actual or potential investment, the employee who signs the agreement is responsible for determining whether the subject company or its parent is an issuer of publicly traded securities (including debt securities) and, if so, he or she must promptly report the confidentiality agreement to a Compliance Officer so that the issuer may be placed on the Investment Sector's restricted list, unless the employee determines, in consultation with a Compliance Officer, that the confidentiality agreement is not likely to result in receipt of MNPI. 5 Investment units must take reasonable precautions to ensure that confidential information is not shared with other investment units within the same investment sector.

2.ACCESS RESTRICTIONS

A.Internal Meetings. Investment Sector employees must observe the communication restrictions in paragraph 1B in making presentations at any internal meetings where they are aware that employees of another Investment Sector are in attendance. Additionally, without the prior written approval of a Compliance Officer, Investment Sector employees may not attend or participate

5 Note that when a confidentiality agreement governs information to be provided to a third party, the fact that the third party seeks to complete a transaction could involve MNPI requiring the third party to be placed on the Investment Sector's restricted list.

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in those parts of Board of Directors, Investment Committee, Capital and Financial Controls Committee or other oversight meetings (such as Risk Management, PGIM Investment Committee or other meetings attended by employees of other Investment Sectors) or teleconferences or videoconferences during which employees of another Investment Sector make presentations that are expected to include discussion of an identified issuer of publicly traded securities with respect to which the presenting Investment Sector has MNPI.

B.Records. Without the prior written approval of a Compliance Officer, Investment Sector employees may not have access to board or committee memoranda, portfolio reports, paper or electronic files or computer databases prepared or maintained by another Investment Sector that include non-public information with respect to identified issuers of publicly traded securities. For purposes of this paragraph 2B, an Investment Sector's restricted list, as well as non-public quality ratings assigned to issuers of debt securities, shall generally be deemed to incorporate non-public information.

C.Office Space. All office space occupied by Investment Sector employees must have appropriate access control to limit access to such employees or persons not subject to these Standards or exempted from provisions hereof under paragraph 5A, B or C. Employees of two or more Investment Sectors shall not maintain offices on the same floor of any building, unless the office space for each Investment Sector is physically separated and the only investment unit employees that have free access to each respective space belong to a single Investment Sector. Access should be limited through coded identification cards or another method approved by Compliance Officers. Without either the prior written approval of a Compliance Officer or a Compliance escort, Investment Sector employees (other than those exempted from provisions hereof under paragraph 5A, B or C) may not enter the office space of another Investment Sector.

D.Trading Rooms. Without a Compliance escort, Investment Sector employees may not enter a public securities trading room maintained by another Investment Sector.

3.COMPLIANCE MONITORING

A.Restricted Lists. The Compliance unit supporting each Investment Sector shall maintain in electronic format a list of all issuers of publicly traded securities with respect to which such Investment Sector has MNPI. Whenever any Investment Sector employee obtains (from any source, including without limitation data warehouses such as IntraLinks, meetings with corporate insiders and financial statements or projections received from issuers) MNPI with respect to an issuer of publicly traded securities, he or she must immediately notify a Compliance Officer, who shall immediately arrange for the issuer's name to be placed on the Investment Sector's restricted list, except in certain limited situations as provided in paragraph 3B, and maintained thereon until such time as a Compliance Officer concludes that no employee of that Investment Sector possesses MNPI with respect to the issuer. Without the prior written approval of a Compliance Officer and the Law Department, an Investment Sector employee may not purchase or sell, for any account, securities of any issuer whose name appears on the restricted list to which he or she is subject, or any derivative contracts in respect of such securities, unless the purchase or sale is from or to the issuer or an underwriter for the issuer.

B.Isolated Information Barriers. In certain circumstances, the PGIM Global Head of Compliance, in conjunction with the Law Department, may determine in writing that it is appropriate to place an isolated information barrier around one or more persons within an Investment Sector with respect to an identified issuer about which they have received or are expected to receive MNPI. In these

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situations, the issuer need not be placed on the Investment Sector's restricted list and investment unit Compliance in consultation with the Law Department will determine other appropriate procedures and restrictions that may apply. Investment Sector Compliance, in conjunction with the Law Department, shall develop and maintain procedures governing the circumstances in which an isolated information barrier may be established and how it shall be maintained and monitored. These procedures must provide that only specific named individuals be designated; that Corporate Compliance be advised of their names and the name of the issuer for purposes of monitoring trading; that the barrier be regularly assessed by investment unit Compliance; that written approvals and other appropriate records be maintained; and that the designated individuals be notified of appropriate restrictions on communication about the issuer and be provided guidance on how to conduct themselves while the barrier is in effect. In the event of any breach of an isolated information barrier, investment unit Compliance shall immediately place the issuer on the Investment Sector's restricted list.

C.Monitoring of Investment Sectors that Trade in Public Markets. Periodically, Corporate

Compliance shall arrange for (i)	reports of trades executed by Investment Sectors participating
in public market activities during	the 15 preceding calendar days to be compared with certain

Investment Sector restricted lists, (ii) trades in securities of issuers whose names appear on these restricted lists to be identified and (iii) such trading activity to be reviewed and, in appropriate cases, investigated pursuant to procedures approved in writing by Corporate Compliance. Results of these investigations shall be documented.

D.Monitoring of Employee Trading. Corporate Compliance shall arrange for reports of trades executed by Investment Sector employees for their own personal accounts to be compared with the Investment Sector restricted lists in accordance with Prudential's Personal Securities Trading Standards.

4.TRAINING AND CONFIRMATIONS

A.Initial Training. Whenever an employee becomes an Investment Sector employee (other than upon transfer from another Prudential Investment Sector), he/she shall be provided access to a copy of these Standards and the materiality guidelines established pursuant to paragraph 1D.

Within 30 days of becoming a new Investment Sector employee, every employee must participate in a training presentation on these Standards in accordance with the relevant training program(s) established by Compliance.

B.Periodic Training. Except as approved by a Chief Compliance Officer, each Investment Sector employee must participate in periodic training, on these Standards as prescribed via the training program(s) established by Compliance.

C.Annual Confirmations. At least once in each calendar year, each Investment Sector employee must file with Corporate Compliance written confirmation that he or she (i) has read and understands these Standards, (ii) participated in periodic refresher training on these Standards, (iii) complied with these Standards during the preceding calendar year and (iv) is not aware of any violation of these Standards by another Investment Sector employee that has not been brought to the attention of Compliance or Law. Failure to submit such confirmation in a timely fashion may lead to disciplinary action.

D.Investment Sector Employee Transfers. Whenever an Investment Sector employee transfers to a

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Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023 different Investment Sector, the transferee shall sign and file with investment unit Compliance a statement (i) confirming the signer's understanding of his or her new responsibilities under these Standards and (ii) identifying any issuer of publicly traded securities with respect to which he or she has MNPI. The names of any issuers of publicly traded securities so identified shall be immediately placed on the restricted list of the Investment Sector to which the employee has been transferred unless an isolated information barrier is created in accordance with paragraph 3B above.

5.INDIVIDUALS OR SUPPORT FUNCTIONS DEEMED TO BE "ABOVE" INFORMATION BARRIERS

A.Investment Sector Senior Officers. Certain Investment Sector Senior Officers, each of whom is listed on Exhibit B, may have management or supervisory responsibility for more than one Investment Sector or may have responsibilities involving non-investments businesses. These Investment Sector Senior Officers are deemed to be "above" the information barrier(s) that separate such Investment Sectors from each other and accordingly shall not be subject to the access and communication restrictions set forth in these Standards relating to such barrier(s), provided that these individuals meet the requirements listed in paragraph 5D below. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee whose Investment Sector does not already have the information without prior approval of a Compliance Officer. Individuals designated as Investment Sector Senior Officers will be notified in writing of their status by investment unit Compliance.

B.Investment Sector Support Functions. Due to their job function and requirements, certain Investment Sector Support Functions, each of which is listed on Exhibit A, may support or have access to information for one or more Investment Sectors. In certain instances, the employees of Investment Sector Support Functions may be deemed to be "above" the information barriers that separate such Investment Sectors and are not subject to the access and communication restrictions set forth in these Standards, provided that these individuals meet the requirements listed in paragraph 5D below. However, Investment Sector Support Function employees who support, and are physically located within space occupied by, an Investment Sector are not deemed to be above any information barrier and are deemed to be employees of the Investment Sector they support, other than Compliance Officers and the Law Department who shall in all cases be deemed to be above all information barriers. Employees of the Investment Sector Support Functions who are deemed to be above an information barrier are prohibited from disclosing non- public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval of a Compliance Officer. Units designated as Investment Sector Support Functions will be notified in writing of their status by investment unit Compliance, which will maintain records of the determinations made to designate Investment Sector Support Functions.

C.Additional Limited Exceptions. In certain circumstances, the PGIM Global Head of Compliance or for any Investment Sector, its Chief Compliance Officer, in conjunction with the Law Department, may classify certain individuals as being "above" an information barrier and therefore not subject to the access and communication restrictions set forth in these Standards. These individuals are nevertheless prohibited from disclosing non-public information about a publicly traded issuer to any investment unit employee who does not already have access to the information without prior approval from a Compliance Officer. Investment unit Compliance will advise such individuals in writing of their status and of any specific restrictions that Compliance determines should apply to their conduct.

D.Above the Information Barrier Criteria. Investment Sector Senior Officers or Support Functions (other than Compliance Officers and the Law Department employees listed in Exhibit A who are

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Prudential Financial, Inc.- Compliance Approval Required Prior to External Dissemination – revised 12/14/2023 deemed to be in all cases above all information barriers) must meet the following criteria in order to be deemed above an information barrier:

i.They do not have trade date access to trading information of any Investment Sector through reports, regular communication or access to trading systems (during normal trading hours).

ii.They do not make trading or investment decisions or have any direct day- to-day investment management responsibilities for any units engaging in public market or private investment activity.

iii.They do not participate in regular periodic meetings where specific securities to be purchased or sold by any investment unit engaging in public market activity are discussed.

6.EXCEPTIONS AND MODIFICATIONS

A.Approval. Prudential's Chief Compliance Officer is authorized to approve exceptions to and modifications of this Statement of Standards. However, in the case of Office Space (Section 2.C.), the PGIM Global Chief Compliance Officer is authorized to approve exceptions where the space in question involves two or more PGIM businesses and does not involve any non-PGIM businesses, with the exception of any non-PGIM associates who serve in a supporting function to these PGIM businesses (i.e., Global Technology, Communications, Finance, etc). Approvals shall be in writing and shall set forth the basis and rationale therefore and any conditions to which the approval is subject.

B.Information Barrier Breaches. Any known breach of an information barrier shall be documented by investment unit Compliance and a record of the breach shall be sent to Corporate Compliance. When a breach of an information barrier results in material non-public information about an issuer of publicly traded securities being passed to another Investment Sector, unless an isolated information barrier is established pursuant to paragraph 3B, investment unit Compliance must immediately place the issuer on the recipient Investment Sector's restricted list. If, at the time of the breach or promptly thereafter, it is determined that in spite of the fact that the name of the issuer was disclosed to another Investment Sector, no MNPI was disclosed, a Compliance Officer may determine that the issuer does not have to be placed on, or may be removed from, the recipient's restricted list.

7.MISCELLANEOUS

A.Prior Policy Statements. This Statement of Standards supersedes all prior policy statements restricting the communication and use of issuer-related information by Prudential investment units generally and prior exceptions thereto, but it shall not supersede policy statements adopted by particular Prudential investment units that are consistent with these Standards.

B.New Investment Sector Senior Officers and Investment Sectors. Exhibits A and B to these Standards may be amended with the written approval of the Chief Compliance Officer of the Investment Sector.

C.Records. Corporate Compliance shall maintain a central file of the materiality guidelines established pursuant to paragraph 1D and all other written approvals, exceptions, violations, confirmations, determinations, memoranda and communications required by this Statement of Standards.

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D.Business Continuation Events. One or more Investment Sectors will be permitted to establish space- sharing arrangements during a business continuation event. An Isolated Information Barrier Exception, as referenced in Section 3B of these Standards, will not be required provided the space- sharing arrangement does not exceed 30 calendar days. At the end of the 30-calendar day period, the Compliance Officer will obtain certifications from the impacted Investment Sector employees indicating that material, non-public information pertaining to another Investment Sector's business activities was not shared or misused. Space-sharing arrangements exceeding 30-calendar days will require an Isolated Information Barrier Exception.

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Graphic Depiction of Investment Sectors and Infrastructure Barriers Effective July 15, 2022

Investment Sector Senior Officers[1]

Certain Employees of Investment Sector Support Functions:[2] Compliance, Law, Finance, PGIM Executive Support, Internal Audit, PGIM Institutional Relationship Group, PGIM Institutional Advisory & Solutions, PGIM DC Solutions LLC, Operations & Systems and Risk Management

A. PGIM QS Investment Sector

Units:
PGIM Quantitative Solutions LLC

Restricted List:
PGIM QS Restricted List

B. PGIM Wadhwani-UK Investment Sector

Units:
PGIM Wadhwani LLP

Restricted List:
PGIM Wadhwani Restricted List

C. Jennison Investment Sector

Units:
Jennison Associates LLC

Restricted List:
Jennison Restricted List

D. Fixed Income Investment Sector

Units:
PGIM Fixed Income (all units and locations)
PGIM (Singapore) Pte. Ltd. – Fixed Income staff
PGIM Japan Co., Ltd.
PGIM Limited – Fixed Income staff
Capital Markets Group
PGIM Netherlands B.V.

Restricted List:
Fixed Income Rule10b-5 (Inside Information) Restricted List

E. PGIM Investments LLC Sector

Units:
Strategic Investment Research Group (SIRG)
PGIM Custom Harvest

Restricted List:
SIRG ETF Trading Universe Restricted List (includes PGIM Custom Harvest Investment Persons)

F. Private Investment Sector

Units:
PGIM, Inc. - PGIM Real Estate , excluding GRES
PGIM Real Estate (Europe) and affiliated/related entities (including but not limited to):
- PGIM Limited – PGIM Real Estate staff
- PGIM Real Estate (UK) Limited– PGIM Real Estate staff
- PGIM Real Estate Luxembourg SA
- PGIM Real Estate France SAS
- PGIM Real Estate Germany AG
- Montana Capital Partners

PGIM Real Estate (PanAsia) and affiliated entities (including but not limited to):
- PGIM (Singapore) Pte. Ltd. – PGIM Real Estate staff
- PGIM Real Estate (Japan) Ltd.
- PGIM (Hong Kong) Limited – PGIM Real Estate staff
- PGIM (Australia) Pty. Ltd.
- PGIM Korea Inc. – PGIM Real Estate staff

PGIM Real Estate - Latin America and affiliated/related entities
PGIM, Inc. – PGIM Private Capital (all units and locations)
PRICOA Capital Group (Ireland) Ltd.
PGIM Private Placement Investors, L.P.
PRICOA Capital Group Ltd. – PPC staff
Chief Investment Office[3]
Enterprise Risk Management (ERM) - Investment Risk Management
ERM Market Risk Management
Impact & Responsible Investing
PGIM Portfolio Advisors

Restricted Lists:
PPC Portfolio Holding List 90-Day Pricing List
PPC MNPI List
PPC Watch and Early Warning List, PGIM Real Estate Finance MNPI List, PGIM Real Estate MNPI List
Global REIT/REOC Restricted List
PGIM Real Estate MNPI List
Chief Investment Office Restricted List
Alternative Assets Restricted List
Impact Investment Restricted List
Montana Capital Partners Restricted List

G. PGIM Real Estate Investment Sector

Units:
PGIM Inc. – PGIM Real Estate, GRES staff (all units and locations)

Restricted List:
Global Real Estate Securities Restricted List ("GRL")

[1] Certain Investment Sector Senior Officers are deemed to be above the wall, see paragraph 5A, and are listed on Exhibit B.
[2] Certain employees of Investment Sector Support Functions are deemed to be above the wall, while others are deemed to be employees of the Investment Sector they support. See paragraph 5B.
[3] Includes Global Hedge Management (Prudential Global Funding)

Exhibit A

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Exhibit B

Investment Sector Senior Officers

Prudential Financial, Inc. Chief Investment Officer

Chairman of PGIM's Real Estate Businesses*

President and CEO of PGIM

Chief Operating Officer of PGIM

Chief Marketing Officer of PGIM

Chief Investment Officer International Insurance

Head of Global Hedge Management

*This position is "above the wall" only with respect to the following Investment Sectors: E. Private Investment Sector and F. PGIM Real Estate Investment Sector.

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2023

Investment Advisor and Broker Dealer Personal Securities Trading Standards

Section 1: Prudential's Investment Advisor and Broker Dealer Insider Trading Standards

Prudential Financial, Inc. and its subsidiaries (collectively "Prudential" or the "Company") aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements for directors, officers and employees of/or supporting an investment advisor and/or broker dealer to properly protect material nonpublic information (MNPI) and to comply with laws and regulations governing insider trading.

A. Definition of Material Nonpublic Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. The Company standards, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate master policy entitled "Global Insider Trading Policy." Additionally, the Information Barrier Standards have been adopted to provide specific requirements for employees of an Investment Sector (as defined in the Information Barrier Standards) and its constituent investment units (including their operations located outside the U.S.).

"Material" information is information that, considering all of the surrounding facts and circumstances, a reasonable person would consider important in making a decision to buy, sell or hold a security. Both positive and negative information can be material. There is no "bright line" between what is material and what is not. Since materiality must always be determined in light of all of the surrounding facts and circumstances, a change in those facts and circumstances may well change the nature of the information from non-material to material. Moreover, although multiple pieces of information may not be material individually, if the aggregate effect of those pieces would alter the "total mix" of available information regarding the issuer, then such pieces of information are considered material.

"Non-public" information is information that has not been disclosed to the general public. In order to establish that the information has been disclosed to the public, the information must be widely disseminated. Information generally would be considered widely disseminated if it has been disclosed through the Dow Jones "broad tape," newswire services, a broadcast on widely available radio or television programs, publication in a widely available newspaper, magazine or news website, or public disclosure documents filed with the SEC that are available on the SEC's website. By contrast, information would likely not be considered widely disseminated if it is available only to a company's employees, or if it is only available to a select group of analysts, brokers and institutional investors. Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until after the second full trading day after the day on which the information is released. If, for example, a company were to make an announcement on a Monday, you should not trade in that company's securities until after close of market on Wednesday.

You may not use material nonpublic information, including information obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit. You must treat as confidential all information that is not publicly disclosed concerning Prudential's financial information and key performance drivers, investment activity or plans, or the financial condition and business activity (potentially including cyber incidents and cyber risk) of Prudential or any company with which Prudential is doing business.

If you possess material nonpublic information, you must preserve its confidentiality and disclose it

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only to other Employees who have a legitimate business need for the information. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.

In the course of your business activities, you may be involved in confidential analysis involving other external public companies. You must treat as confidential all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for anyone's personal benefit. Under federal securities law, it is illegal to buy or sell a security while in possession of material nonpublic information relating to the security.,1 It is also illegal to "tip" others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer's securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission ("SEC"). If you have any questions concerning the law or a particular situation, you should consult with the Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section H.1 and Section H.2. Violations of these rules also may result in discipline by Prudential up to and including termination of employment. You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies. This restriction applies to transactions for you, members of your family, Prudential, or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security while you are in possession of material nonpublic information.

If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security, whichever is longer. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information. You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a "need to know").

You should refrain from buying or selling securities issued by any companies about which you are involved in, or have information related to, confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

1In some circumstances, additional elements may be required for there to be a violation of law, including intent, or knowledge of wrongdoing and breach of a duty.

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C.Penalties for Insider Trading2

1.Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines, and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in paid time off (PTO) days, or other disciplinary action up to and including termination of employment.

2. Penalties for Supervisors

The law provides for penalties for "controlling persons" of individuals who engage in insider trading. Accordingly, under certain circumstances, supervisors of an Employee who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an Employee is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as restrictions placed on Prudential's ability to conduct certain business activities including broker- dealer, investment adviser, and investment company activities.

Section 2: General Principles and Standards of Business Conduct

Prudential has developed these Personal Securities Trading Standards (the "Standards") which are designed for directors, officers and employees of/or supporting an investment advisor and/or broker dealer to comply with Rule 204A-1 under the Investment Advisers Act of 1940, and Rule 17(j) under the Investment Company Act of 1940 and/or Financial Industry Regulatory Authority ("FINRA") rules, as applicable.

The Company has delegated administration of these Standards to the Compliance Operations team within Corporate Compliance. Using the STAR system ("STAR/"), and other methods, Compliance Operations and Local Business Unit Compliance conduct reviews of personal securities transactions with a view towards determining whether Employees have complied with all applicable provisions of these Standards. Corporate Compliance is responsible for developing and maintaining standard operating procedures detailing the scope and frequency of surveillance reports. Local Business Unit Compliance is responsible for developing and maintaining more detailed standard operating procedures around this monitoring process to detect and prevent violations of these Standards.

Capitalized Terms used throughout these Standards are defined in the Glossary in Exhibit A. Exhibit B provides a summary of the requirements under these Standards. If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of these Standards, please contact Compliance Operations at PST.help@prudential.com.

2In addition to the penalties listed in this section, Prudential and/or a Prudential Employee could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan's investment. Other laws and penalties may apply to non-U.S. employees.

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Section 3: Monitoring Classifications

Employee classifications (also referred to as Access Levels) are disclosed to them within STAR or Prudential's Compliance Center. Certain contingent workers may be classified under these Standards and the classifications for such persons are disclosed in STAR as well. For ease of reference, the term Employee will be used throughout these Standards and multiple classifications may apply depending on the person's role.

If you have been assigned multiple classifications in STAR, please note that you must adhere to the requirements for all classifications that have been assigned to you. Employees classified as one or more of the following are subject to these Standards:

•Supervised Persons – Individuals who are officers, directors, and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser's supervision and control.

•Access Persons - Employees who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations, or have access to nonpublic portfolio holdings of mutual funds. This includes Employees or officers of a mutual fund or investment adviser who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of securities by any portfolios managed by the business unit or group of business units to which the individual is deemed to have access. This may also include Employees who do not have access to nonpublic trading or holdings information, but who have been identified by Compliance as individuals who should be held to the standards that apply to an Access Person because of the activities conducted by their business unit.

•Investment Persons – Access Persons who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities for client accounts (i.e., public-side portfolio managers, traders, analysts, other individuals designated by the Local Business Unit Compliance Officer).

•Designated Person - An Employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential. Material nonpublic information may consist of financial or non-financial information about Prudential as a whole, or one or more Divisions or Segments. Refer to "Global Insider Trading Policy for specific standards/requirements.

•Associated Person - Any officer, director or branch manager (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with the broker-dealer, any Employee of the broker- dealer or individuals performing covered functions under the Operations Professional rule 1230 (b)(6), except someone whose functions are solely clerical or ministerial. This includes all Employees and support personnel who are registered with a FINRA member broker-dealer firm. See Section 8.

Employees should consult with their Local Business Unit and, as applicable, Broker-Dealer or Investment Adviser Compliance Officers to determine whether any additional personal trading standards or procedures have been adopted by their business unit, broker dealer or investment adviser. Furthermore, Employees located outside of the United States should consult with their Local

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Business Unit Compliance Officers for clarification regarding the applicability of these Standards which may be limited due to local laws.

Section 4: Account Maintenance

Securities, Futures, Mutual Fund Only and 529 Accounts and Authorized Broker-Dealers

Access Persons, Investment Persons and Associated Persons are required to maintain their Securities (even if the account is limited to the purchase and sale of open-end mutual funds) and/or Futures Accounts at an Authorized Broker-Dealer and/or Future Commission Merchant ("FCM") (please see Exhibit A for the definition of Securities Accounts and for the list of Authorized Broker Dealers and FCMs). This includes Securities Accounts for Immediate Family Members of Access, Investment and/or Associated Persons. This requirement does not apply to Employees outside of the U.S. maintaining accounts with foreign broker dealers, unless such Employees are employed by a U.S registered investment adviser that is affiliated with the Company in which case local policies and procedures, as approved by the Local Business Unit's Chief Compliance Officer, will apply.

Some mutual fund companies allow mutual fund shares to be purchased and held directly through the fund's transfer agent rather than through a broker-dealer. Such mutual fund transfer agency accounts, including the underlying transactions and holdings in those accounts, do not need to be reported to Prudential.

529 College Savings Plans purchased directly from or held directly with a state sponsor rather than through a broker- dealer are not subject to these Standards and do not require disclosure.

All Securities Accounts must be reported in STAR which can be accessed by typing "STAR /" while connected to Prudential systems. Employees who are newly subject to this requirement are required to transfer their Securities Accounts to an Authorized Broker-Dealer and/or FCM (futures accounts only) within sixty days of their Company start date or the date the Employee becomes subject to these Standards as a result of transfer or newly acquired access to material, nonpublic information.

In addition, in the event that an Employee opens a new Securities Account, they must report it in STAR within thirty days of activating the new account.

Exceptions to the Authorized Broker-Dealer and/or FCM (futures accounts only) requirement will be evaluated on a case-by-case basis and will be approved on a limited basis. If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the Employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

Additionally, Employees must submit documentation to Compliance upon request to re-validate exceptions that were previously granted.

Access, Investment and Associated Persons, excluding international PGIM units who were granted an exception to the Authorized Broker-Dealer and/or FCM (futures accounts only) requirement, must manually enter all transactions in Covered Securities into the STAR system as soon as possible, but no later than 10 days after the quarter ends. Additionally, Access and Investment Persons must certify to the accuracy of manually entered transactions periodically.

Certain brokers may require written consent forms with physical signatures from all account owners,

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including Immediate Family Members (otherwise known as Household Members), prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts.

Discretionary Managed Accounts

Access Persons Investment Persons and Associated Persons must disclose Discretionary Managed Accounts to Compliance Operations and must provide a copy of the executed Discretionary Managed Account Agreement for review and approval. Upon approval, trade monitoring, duplicate statements and trade confirmations for these accounts are not required to be submitted, unless you are an Employee who is subject to reporting requirements under Section 16 of the Securities Exchange Act of 1934 (such Employees will be notified by Compliance Operations). However, any Employee may be asked to provide Compliance with periodic statements for certain Discretionary Managed Accounts.

A Discretionary Managed Account Agreement may establish general investment objectives. However, the account owner may not make or be permitted to make any specific decisions regarding the purchase or sale of individual securities for the account. If the account owner has granted management of their Discretionary Managed Account to a third party, then the account owner must not influence or control the account, such as by suggesting purchases or sales of investments, directing transactions, or consulting with the manager regarding allocation of investments in any way that could affect the selection of specific securities.

Certain Employees who have reported and have received approval to maintain a Discretionary Managed Account are required to complete a certification to the effect that they have not influenced the purchase and sale of investments as noted in the paragraph above. The financial professional responsible for the Discretionary Managed Account may be required to complete a separate certification to Prudential regarding the account. Additionally, either the employee or the financial professional may be asked periodically to discuss the nature of the account with Compliance.

For the purposes of these Standards, automated adviser accounts (colloquially referred to as robo- advisers) that utilize algorithms to manage client assets may be subject to the same provisions of these Standards as Discretionary Managed Accounts provided the robo-adviser's managed account agreement is accepted by Compliance.

Section 5: Pre-clearance Requirements

Pre-clearance Requirements – General

Pre-clearance of personal securities transactions allows Prudential to prevent personal trades that may conflict with client trades or restricted lists. As such, Access Persons and Investment Persons (subject to the exceptions noted below) must pre-clear all transactions in Covered Securities as defined in Exhibit A. This includes all transactions executed by an Immediate Family Member. Access and Investment Persons are not required to pre-clear transactions that are non-volitional as defined in Exhibit A. Access Persons of Pruco Securities LLC ("Pruco") / Prudential Financial Planning Services ("PFPS") are required to: (i) avoid placing their own personal interests ahead of the interests of PFPS clients; (ii) avoid taking inappropriate advantage of their position with the Company; and (iii) avoid any actual or potential conflicts of interest. PFPS Access Persons' personal securities transactions are monitored for potential conflicts of interest in ETF trades where the same ETF is transacted in their clients' accounts on the same day.

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Furthermore,

•All Access Persons of PGIM Real Estate and functional Employees must pre-clear all Covered Securities including real estate-related securities. Additionally, Employees in PGIM Real Estate and functional Employees are prohibited from trading any real estate related securities (including real estate investment trusts (REITs) and real estate operating companies (REOCs)) while employed by or supporting PGIM Real Estate.

You can confirm the restricted status of a security by entering a pre-clearance request into STAR or by contacting your Local Business Unit Compliance Officer.

Pre-clearance Requirements - Margin Accounts and Limit Orders

Trading approval is valid only for the day that it is granted. Employees who are subject to pre-clearance are discouraged from entering limit orders that carry over to a future trading day and from maintaining margin accounts. If you engage in multi-day limit orders, you must obtain pre-clearance approval on each day that the order is outstanding. Transactions triggered by limit orders, margin calls, or margin account maintenance fees require pre-clearance approval and may result in violations of the Standards.

Pre-clearance Requirements - Gifts of Covered Securities

Pre-clearance is required if an Access Person or Investment Person gifts a Covered Security to a person. Pre-clearance is not required if an Access Person or Investment Person donates a Covered Security to a charity/non-profit organization that the employee does not own/control. Employees who have Section 16 related filing obligations with regard to securities of Prudential Financial or PGIM Closed-End Funds must pre-clear all gifts of such securities.

Submitting a Pre-clearance Request

For U.S. based Employees, pre-clearance requests must be submitted via STAR which can be accessed by typing "STAR /" into a web browser while connected to Prudential systems.

Automated feedback will be provided as to whether the request is approved, denied, or in need of further review. Generally, pre-clearance requests may be submitted between 6:00 AM and 4:00 PM Eastern Standard Time. Submitting a pre-clearance request outside of these times will result in a system- generated denial. Approved trades must be executed by the close of business on the day in which the pre-clearance approval is granted. Approved orders for securities traded in foreign markets may be executed within two business days from the date pre-clearance is granted.

For non-U.S. based Employees, in certain instances local law or administrative issues may prohibit the use of STAR. In these cases, the personal trading activity of these Employees is approved, monitored, and tracked locally by the business unit compliance department through other methods which may include paper. Additionally, certain jurisdictions may grant pre-clearance approval for a duration spanning the current trading day and the next trading day for transactions executed on foreign exchanges. Absent such prohibitions, non-U.S. based Employees must utilize STAR for pre-clearance. Please consult your local Compliance Officer for details.

For private securities transactions, pre-clearance is a manual process and pre-approval request forms can be obtained through STAR or by contacting your Local Business Unit Compliance Officer and/or

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your Broker Dealer Compliance Officer if you're affiliated or registered with Prudential Investment Management Services LLC ("PIMS") or Prudential Annuities Distributors, Inc. ("PAD"). Completed private securities transactions must be reported to your Local Business Unit Compliance Officer within ten days following the close of the quarter in which the trade was executed. Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions. However, Pruco new hires should consult their Local Business Unit Compliance Officer regarding an exception for private securities investments where liquidations are not feasible.

Section 6: General Trading and Other Restrictions

Material Nonpublic Information:

No Employee may buy or sell any security while in possession of material nonpublic information about the issuer of that security.

Sixty-Day Mutual Fund Holding Period

Subject to the exceptions noted below, investment personnel of all business units, as well as the President, Chief Compliance Officer, and Chief Legal Officer of PGIM Investments LLC and AST Investment Services, Inc. (and each of their respective direct reports) are required to hold Affiliated Open End Mutual-Funds purchased for a period of 60 days. This 60-day holding period also applies to transactions in Affiliated Open End Mutual-Funds that serve as underlying investment options in Prudential sponsored insurance products. Profits realized on such transactions that do not adhere to the requirements of this Section may be required to be disgorged to the Fund or as otherwise deemed appropriate by the Committee.

Blackout Periods

Subject to the exceptions noted below: i) Access Persons of PGIM are prohibited from knowingly executing a securities transaction on the same day that a client in their business unit has a pending buy or sell order in the same or an equivalent security; and ii) Investment Persons of PGIM are prohibited from knowingly buying or selling a security within seven calendar days before or after a client in their business unit trades in the same or an equivalent security. These prohibitions will not apply to a fund or portfolio that replicates a broad-based securities market index as defined by the Compliance Operations and Local Business Unit Compliance. In addition, these prohibitions will not apply to Access or Investment Persons in PGIM Investments which outsources client trading to third-party subadvisers. If PGIM Investments (through SIRG) executes a trade in a Covered Security (i.e., an ETF), that Covered Security will be added to the appropriate Restricted List.

Transactions inadvertently executed by an Access Person or Investment Person of PGIM during a blackout period will not be considered a violation provided that the transaction was pre-cleared and was conducted without prior knowledge of the client trade. Additionally, Pruco Access Persons are exempt from this requirement given other personal trading restrictions.

Access and Investment Persons who may also be Designated Persons are prohibited from executing trades in Prudential related securities unless the trading window is open.

In addition, the Law Department may issue a trading restriction that applies to all or a certain subset of Employees on any Prudential-issued security or any security of a third-party issuer. Upon notification

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of such a restriction, applicable Employees are prohibited under these Standards from trading in the subject security during the pendency of the restriction.

Short-Swing Profits

Subject to the exceptions noted below, Investment Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty-calendar day period. Transactions resulting in a loss are not subject to this prohibition.

•For Investment Persons in SIRG, this prohibition is limited to the purchase and sale of the same or equivalent exchange traded funds. Transactions resulting in a loss are not subject to this prohibition.

In keeping with the spirit of this restriction, Investment Persons should not engage in options or other derivative strategies that lead to the exercise or assignment of securities that would result in a prohibited transaction (i.e., writing a short call or buying a long put with an expiration date of less than sixty days). Any such transaction would be considered as turnover within the sixty-day period and will result in a violation of these Standards.

Exceptions (Sixty-Day Holding Period, Access/Investment Person Blackout Periods and Short Swing Profits)

Exceptions may be granted to the Sixty-Day Holding Period, Blackout Periods and Short Swing Profits when the transaction is Non-Volitional or is:

•in an approved Discretionary Managed Account;

•part of an automatic investment/withdrawal program; or

•part of an automatic rebalancing program.

Exceptions to Access/Investment Person Blackout Period and Short Swing Profit provisions may also be granted for De Minimis Transactions which are:

•any trades, or series of trades effected over a 30-calendar day period, involving 500 shares or less in each direction (purchase or sale) of an equity security; and

•any fixed-income securities transaction, or series of related transactions effected over a 30- calendar day period, involving 100 units ($100,000 principal amount) or less in each direction (purchase or sale).

Prudential Securities

All Employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company. Refer to the "Global Insider Trading Policy" for specific requirements.

Employer-issued Stock Option Transactions

Access and Investment Persons of PGIM Quantitative Solutions LLC must obtain pre-clearance of any exercise of Employee compensation-based stock options issued by the Company. The exercise of Employee compensation-based stock options granted by a third party as compensation do not require

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pre-clearance provided the converted shares are not liquidated. All Employees with pre-clearance obligations must pre-clear the liquidation of shares resulting from the exercise of an employer-issued stock option.

Short Sales

Employees may not short sell Prudential related securities under any circumstances. Additionally, Investment Persons may not short sell any security which is owned by any portfolio managed by the business unit that he/she supports with the exception of short sales "against the box". A short sale "against the box" refers to a short sale when the seller owns an equivalent amount of the same securities.

Futures

Those employees who are Associated Persons with the National Futures Association, including those Associated Persons of PGIM, Inc, PGIM Investments and PGIM Quantitative Solutions LLC are prohibited from trading futures in their personal trading accounts and are prohibited from maintaining a personal futures trading account.

All PGIM Fixed Income employees and individuals working within PGIM Fixed Income support functions are prohibited from personally investing in sovereign debt derivatives of any kind including swaps, futures, options or any other sovereign debt derivatives.

Options

Access Persons and Investment Persons of any PGIM business unit may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit.

Access Persons and Investment Persons of any PGIM business unit may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to pre-clearance and the same restrictions applicable to other securities. Access Persons and Investment Persons of any PGIM business unit may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, Investment Persons should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit as noted in the Short-Swing Profit prohibition outlined in Section 6.

Initial Public Offerings

All Associated Persons and Investment Persons (with the exception of Investment Persons in SIRG) are prohibited from purchasing initial public offerings of securities. Access Persons and SIRG Investment Persons, who are not Registered Representatives, must pre-clear purchases of initial public offerings of securities. Such pre-clearance requests should be submitted via STAR to your Local Business Unit Compliance Officer. For the purposes of these Standards, "initial public offerings of securities" do not include offerings of government or municipal securities.

Private Placements

Personal conflicts of interest (actual, potential or apparent) may arise from a variety of activity,

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including but not limited to, personal securities transactions and private securities transactions (including private placements) ("PSTs"). In the case of PSTs, should PSTs be permitted by that particular business unit, individuals who anticipate engaging in such activity, must disclose the activity and gain approval from the Compliance Department and/or business unit leadership prior to engaging in such activity. Mitigation plans must be put in place, as appropriate, to manage personal conflicts of interest to reasonably mitigate the ongoing risk to Prudential.

Additionally, Access Persons, PIMS and PAD Associated Persons, and Investment Persons are prohibited from investing in private placements including crowdfunding investments that are private placements without prior approval from their Local Business Unit and, as applicable, Broker-Dealer Compliance Officer through the STAR system and OBA Manager. Such approval must be obtained from the Local Business Unit Compliance Officer, and as applicable, Broker-Dealer Compliance Officer based on a determination that no conflict of interest is involved.

Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions. However, Pruco new hires should consult their Local Business Unit Compliance Officer regarding an exception for private securities investments where liquidations are not feasible.

Restricted Lists and Watch Lists

Access Persons and Investment Persons are prohibited from purchasing or selling securities of issuers on their respective business unit's Restricted List.

The Local Business Unit Compliance Officers are responsible for maintaining these Restricted Lists and/or Watch Lists pursuant to their standard operating procedures. Each unit's Restricted/Watch List(s) is typically coded into STAR by Compliance Operations for automated monitoring. Restricted Lists and Watch Lists are confidential and may not be shared across investment segments.

Employees who acquired restricted securities prior to becoming an Access Person, Investment Person, and Covered Person, or prior to the security being placed on the unit's Restricted List or Watch List, must obtain written exception from their Local Business Unit Compliance Officer prior to the sale of such security.

Investment Clubs

Access Persons, Associated Persons, and Investment Persons may not participate in Investment Clubs.

Board Memberships and Joint Ventures

Employees should be mindful that purchasing and/or selling shares of publicly traded companies when the Employee or their Immediate Family Member serves on that company's Board of Directors may require additional reporting and/or prior approval by that company. Please contact the Compliance Department of that company for guidance. Employees who serve on the Board of Directors for Prudential Affiliated Exchange Traded Funds, Affiliated Closed-End Funds, or Affiliated Open-End Mutual Funds are exempt from this requirement. Additionally, Employees serving on the Board of Directors for Prudential-affiliated joint ventures may be subject to trading restrictions on shares issued by the joint venture's partner(s). Please contact the Compliance Operations or Local Business Unit Compliance for guidance.

Prudential Financial, Inc. Revised 12/14/2023

PGIM Real Estate – Prudential Retirement Real Estate Fund ("PRREF") Restrictions

PGIM Real Estate Employees, as well as certain other individuals who have been specifically notified, collectively called "PRREF Covered Individuals", are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. Generally, PRREF Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window. However, certain limited transactions are permissible during blackout periods. Please contact your Compliance Officer for additional information regarding blackout period exclusions.

Controls have been established to prevent prohibited transactions during closed trading windows. If a blocking system fails, the Employee is still responsible for adherence to these Standards. PGIM Real Estate compliance officers will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

Section 8: Associated Persons

Prudential has three broker-dealers, Pruco Securities, LLC ("Pruco"), Prudential Investment Management Services LLC ("PIMS"), and Prudential Annuities Distributors, Inc. ("PAD"), referred to collectively as the "Prudential Broker-Dealers". Unlike other Prudential businesses, the nature and scope of PIMS and PAD businesses are such that their Associated Persons generally do not, as a result of broker-dealer activity, have access to material nonpublic information concerning publicly traded securities.

The account disclosure process for all Associated Persons, including Registered Representatives of PIMS, Pruco, and PAD will be centralized through STAR. Therefore, all Associated Persons and Registered Representatives of the PIMS, Pruco and PAD broker dealers must disclose all reportable accounts using the STAR application. Additionally, all Associated Persons including Registered Representatives of PIMS, Pruco, and PAD will be required to complete the Annual Personal Securities Trading Acknowledgment and must adhere to the authorized broker-dealer requirements within the Securities Accounts and Authorized Broker-Dealers section above.

Additionally, these Employees must comply with the following SEC and FINRA related personal securities trading requirements that apply to Associated Persons:

•Notify the applicable Prudential Broker-Dealer, in writing, prior to opening an account at another broker-dealer, and notify the other broker-dealer that they are an Associated Person of a Prudential Broker-Dealer.

•Annually, sign a statement affirming that they have read and understand Prudential's Securities Trading Standards.

•Do not purchase equity securities in an Initial Public Offering; such purchases are prohibited. This prohibition applies to purchases in your Securities Accounts and in the Securities Accounts of your Immediate Family; and

•Pre-clear all private placement transactions through your Local Business Unit and Broker- Dealer Compliance Officer, including purchases and sales of limited partnership interests.

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Associated Persons and Registered Representatives affiliated with Pruco are prohibited from engaging in private securities transactions.

Associated Persons should also refer to the personal trading related requirements set forth in the policies and procedures of the Prudential Broker-Dealer that they are associated with.

Section 9: Acknowledgements

For U.S. based Employees, all reports and acknowledgements must be completed via STAR. For Employees outside of the U.S., reports and acknowledgements are coordinated via your Local Business Unit Compliance Officer and, depending on your location, must be disclosed via STAR. Based on your classification, you may be required to complete one or more acknowledgements upon hire, transfer, or role change. Failure to complete acknowledgements in a timely manner may result in disciplinary action such as monetary penalties, suspension without pay, reduction in PTO days, or other disciplinary action up to and including termination of employment.

Initial and Annual Account Acknowledgement

Upon hire/transfer, all Access Persons and Investment Persons must acknowledge receipt of these Standards and attest that they have complied with these Standards and related policies. This Acknowledgement Form includes a listing of the location of all reportable Securities and Futures Commission Merchants Accounts, including those held at Authorized Broker-Dealers and those held at unauthorized firms.

Your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to PST Operations, if required. Additionally, by signing the Acknowledgment Form you agree to notify Compliance Operations of any changes to your accounts that are not held at an Authorized Broker- Dealer or Authorized Futures Commission Merchants per an exception that has been granted to you.

Initial and Annual Holdings Report

Within ten (10) calendar days of becoming an Access Person or Investment Person, the employee must disclose their personal securities holdings and futures holdings. This Initial Holdings report must include all holdings of private securities (e.g., limited partnership interests, private placements, hedge funds, etc.) and all holdings of proprietary and certain non-proprietary sub-advised mutual funds. This includes non-proprietary sub-advised mutual funds positions held in 401(k) Plans held at other companies, variable insurance products, and annuities, excluding money market funds. Security positions held in Discretionary Managed Accounts and certain trust accounts are not required to be reported on an Initial Holdings Report. All Initial Holdings Reports must include information that is current within the previous forty-five calendar days.

Initial and Annual Investment Adviser's Code of Ethics

All Access Persons, Investment Persons, and Supervised Persons must file Investment Adviser Code of Ethics ("Code") attestation acknowledging:

•Acknowledge receipt of their Investment Adviser Code of Ethics ("Code"), including these Standards and any amendments to the Code and/or Standards;

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•Compliance with all applicable federal securities laws; and

•Disclosure of any violations of the Code including these Standards to his/her Chief Compliance Officer or Compliance Operations.

Initial and Annual Information Barrier Standards Acknowledgement

Certain Access Persons and Investment Persons must submit an acknowledgment that s/he has received training on Prudential's Information Barrier Standards, have read and understand the Information Barrier Standards and will abide by the terms stated therein.

Broker Consent

Certain brokers may require written consent forms with physical signatures from all account owners, including Immediate Family Members, prior to transmitting personal trading data to Prudential Financial, Inc. for new and existing accounts. To assure compliance with these Standards, you must provide consent in a manner required by each broker.

PST Data Protection Acknowledgement

Access Persons and Investment Persons must submit an acknowledgment that s/he has read and understands the notice or, where required by local law, s/he has provided consent for the collection and transfer of personal financial data.

Other Compliance Acknowledgements and Certifications

Employees may be required to submit additional acknowledgements or certifications upon request as regulatory requirements change and industry standards evolve. Employees will be notified by Compliance when new acknowledgments are required.

Section 10: Administration and Recordkeeping

Non-Compliance

Employees are required to promptly report non-compliance with these Standards to their business unit Chief Compliance Officer or his/her designee. Incidences of non-compliance that are reported or detected through internal monitoring will be reported to the Personal Securities Trading/ Code of Ethics Committee This Committee will review all incidents and determine any sanctions or other disciplinary actions that may be deemed appropriate. Depending on the facts and circumstances of the incident, sanctions may include verbal reminders, educational letters, disciplinary letters, monetary penalties, suspension without pay, personal trading ban, reduction in PTO days, or other disciplinary action up to and including termination of employment. In accordance with FINRA Rule 3110, certain transactions by Registered Representatives prompting an investigation, may require notification to the SRO.

Exceptions

While exemption from certain provisions of these Standards may be granted by the Local Business Unit Compliance Officer (as noted in the sections above), exemption from the Standards in their entirety may only be granted by the Chief Compliance Officer of Prudential Financial, Inc. In all instances,

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exceptions will only be granted where such exception would not violate laws or regulations.

All personal trade monitoring requirements outlined in these Standards remain in effect while an Employee is on leave of absence, disability, or vacation. In certain circumstances, when the Employee will have no access to Prudential or its systems while on extended leave, the Employee may request a temporary suspension from certain requirements.

The Employee must work with the appropriate business unit compliance officer (and management) to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all requirements remain in effect for that Employee and his/her Immediate Family Member(s).

Recordkeeping

Prudential's registered investment advisers are required under the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to keep records of certain transactions in which Access and Investment Persons have a direct or indirect beneficial interest. Compliance Operations, with assistance from the business unit compliance teams, maintains all records relating to compliance with these Standards such as pre-clearance requests, exception reports, memoranda relating to non-compliant transactions, records of violations and any actions taken as a result thereof, acknowledgements, and the names of Access Persons. These records are maintained in accordance with applicable law and Prudential's Recordkeeping Standards.

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EXHIBIT A

Definitions

Affiliated Exchange Traded Fund – a proprietary fund advised by Prudential, or a non-proprietary fund subadvised by Prudential, and any fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Closed-End Fund – a proprietary closed-end fund advised by Prudential, or a non- proprietary closed-end fund subadvised by Prudential, and any closed-end fund whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Affiliated Open-End Mutual Fund - a proprietary investment company advised by Prudential, or a non- proprietary investment company subadvised by Prudential, and any investment company whose investment adviser or principal underwriter is controlled by or under common control with Prudential.

Authorized Broker-Dealer and Authorized FCMs* - the Authorized Broker-Dealers include:

•Charles Schwab

•Chase Investor Services Corp (CISC)

•Computershare Investor Services (Prudential Stock only)

•Edward Jones

•E*TRADE

•Fidelity Investments

•Goldman Sachs

•JP Morgan Chase

•Merrill Lynch

•Morgan Stanley

•Pruco Securities

•Raymond James

•TD Ameritrade

•UBS Financial Services

•Vanguard

•Wells Fargo Advisors

•Apex Clearing Corporation (only for accounts opened through the Link trading platform)**

*Authorized Futures Commission Merchants (FCMs) – Authorized FCMs for trades of futures instruments include:

•E*TRADE Futures LLC

•TD Ameritrade Futures & Forex LLC

•UBS

**Duplicate statements and confirmations are not required for Link accounts established with Apex Clearing Corporation given its algorithm-based model. Self- directed brokerage accounts established with Apex Clearing Corporation are not permitted under these Standards without prior Compliance approval.

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Automatic Investment Plan – regular periodic purchases (or withdrawals) that are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes dividend reinvestment plans ("DRIPs") and Employee Stock Purchase Plans ("ESPPs").

Broad Based Securities Market Index - an index that is not specific to a sector and is comprised of a minimum of 100 constituents, where the top 10% of constituents cannot account for more than 40% of the index.

Company - Prudential Financial, Inc. and its subsidiaries, otherwise known as "Prudential."

Covered Security - includes all securities and futures in which an Access Person or Investment Person has the opportunity, directly or indirectly, to profit or share in the profit derived from transactions in such securities. This includes all equity, debt, and derivative related transactions with the exception of:

➢direct obligations of the U.S. Government;3 (except that PGIM Fixed Income employees are required to pre-clear U.S. Treasury debt issuances, pursuant to the sixth bullet point below);

➢bankers' acceptances;

➢bank certificates of deposit;

➢commercial paper;

➢high quality short-term debt instruments (rated in one of the two highest categories by an NRSRO & maturity of less than 366 days), including repurchase agreements (must be pre- cleared only by Employees in Prudential's Chief Investment Office and Enterprise Risk Management);

➢All bills, notes, and bonds, including U.S. Treasury debt issuances (except these issuances, other than U.S. Savings Bonds, must be pre-cleared only by Employees of PGIM Fixed Income);

➢Currencies (except that currencies must be pre-cleared only by Employees of PGIM Fixed Income);

➢Cryptocurrencies that are not securities (the underlying digital currency does not require pre-clearance; however, initial coin offerings and cryptocurrency-based ETFs/futures contracts require pre-clearance and Annual Holdings Report disclosure, if applicable, just like other ETFs and futures contracts);

➢shares issued by money market funds;

➢shares issued by open-end mutual funds (excluding the PFI Common Stock Fund);

➢unaffiliated annuities and life insurance contracts;

➢529 plans purchased directly from a state sponsor;

➢Prudential related securities (except these securities must be pre-cleared only by Employees in PGIM Quantitative Solutions LLC (PGIM QS) as wellas Designated Persons); and

➢Exchange Traded Funds (except that these Funds must be pre-cleared only by Employees of PGIM Fixed Income, PGIM Quantitative Solutions LLC (PGIM QS), PGIM Investments, GRES, and by Employees based in Europe).

➢Unit Investment Trusts (exchange traded funds structured as unit investment trusts follow the preclearance requirements noted above)

3Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds and U.S. Treasuries.

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Discretionary Managed Account – an account managed on a discretionary basis by a person other than the Employee or possibly an algorithmic tool (robo-adviser), over which the Employee has no direct or indirect influence or control over the selection or disposition of securities and no knowledge of transactions therein. A Discretionary Managed Account must have a formal investment management agreement that provides full discretionary authority to a third-party money manager.

Dividend Reinvestment Plan (DRIPs) – a stock purchase plan offered by a corporation whereby shareholders purchase stock directly from the company (usually through a transfer agent) and allow investors to reinvest their cash dividends by purchasing additional shares or fractional shares.

Employee - any person employed by Prudential. While contingent workers are not Employees, those contingent workers that obtain information regarding the purchase or sale of securities in portfolios managed by the Company may be subject to these Standards, as determined on a case-by-case basis.

STAR System – a third-party vendor system used by Prudential to facilitate the surveillance and reporting of personal securities trading information, disclosures, certifications and reporting. Employees' personal data, including personal trading information, is housed on Prudential's own servers behind the Prudential firewall. Only authorized persons within the Prudential Compliance Department have access to this information.

Immediate Family Member – any of the following relatives who share the same household with you and are financially connected to you: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in- law, including adoptive relationships. The term also includes any related or unrelated individual who resides with, or whose investments are controlled by, or whose financial support is materially contributed to by, the Employee, such as a significant other or domestic partner. For example, this could include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support. These situations should be reviewed on a case-by-case basis by the business unit compliance officer or Compliance Operations. Due to applicable laws, employees located in Japan (excluding PGIM) are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

Initial Public Offering – an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Club – a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

Local Business Unit Chief Compliance Officer – the Chief Compliance Officer who is responsible for overseeing your business unit. If you do not know who your Local Business Unit Compliance Officer is contact Compliance Operations at PST.help@prudential.com .

Local Business Unit Compliance Officer – the Compliance Officer who is responsible for assisting your business unit. If you do not know who your Local Business Unit Compliance Officer is contact Compliance Operations at PST.help@prudential.com .

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Material Nonpublic Information - information that is not generally available to the investing public that an investor, considering all the surrounding facts and circumstances, would find important in deciding whether or when to buy, sell, or hold a security.

Monitored Persons - the term Monitored Persons refers collectively to Access Persons, Investment Persons, Supervised Persons, Associated Persons Designated Persons. This term is used by Compliance Operations for back-end monitoring purposes.

Non-Volitional – securities account activity related to: i) transactions in approved Discretionary Managed Accounts; ii) transactions in pre-approved dividend reinvestment plans; iii) transactions resulting from automatic rebalancing plans; and v) receipt of employee stock or option bonus awards.

NRSRO – an SEC registered Nationally Recognized Statistical Rating Organization (NRSRO). Such entities assess the creditworthiness of an obligor as an entity or with respect to specific securities or money market instruments.

Private Placement - an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 there under.

Private Securities Transaction - any securities transaction outside the regular course or scope of an associated person's employment with a member, including but not limited to, new offerings of securities which are not registered with the Securities and Exchange Commission, but not including transactions in investment company and variable insurance and annuity securities.

Restricted List – a listing of securities in which trading by Employees, depending on their designation and access, is generally prohibited.

Securities Accounts – a securities account is an account for which an Employee directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect beneficial interest in the account or directly or indirectly, influences or has control over the account. This includes:

•personal accounts;

•accounts in which your spouse has a beneficial interest*;

•accounts in which your minor children or any dependent family member has a beneficial interest*;

•joint or tenant-in-common accounts in which you are a participant;

•accounts for which you act as trustee, executor or custodian;

•accounts over which you exercise control or have investment discretion;

•accounts of any Immediate Family members;

•accounts in which purchases and sales are limited to Affiliated Open-End Mutual Funds; and

•accounts that hold Prudential related closed-end mutual funds.

*Due to applicable laws, Employees located outside of the United States may not be required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest. Such Employees should contact their Local Business Unit Compliance Officer for clarification.

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Compliance Operations – Prudential's Corporate Compliance Operations team.

Watch List – a listing of securities in which trading by Employees, depending on their designation and access, may be prohibited.

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EXHIBIT B

PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS

Employee Classifications1	Supervised	Access Persons	Investment Persons	Broker/ Dealer
1Employees may have multiple classifications. Where conflicts exist between these the	Persons Only			Associated Persons

classifications, the most stringent requirement will apply.
Acknowledgement Requirements

Complete New Hire, Annual Certifications and	Required	Required	Required	Required
Other Compliance Acknowledgements and
Certifications
Account Reporting Requirements

Report Your and Your Immediate Family Members' securities accounts	Not Required	Required	Required	Required
and future accounts

Report Your and Your Immediate Family Members' transactions and	Not Required	Required	Required	Required (transaction
holdings				reporting only)
Maintain Accounts at Authorized Broker/Dealers and Authorized Futures	Not Required	Required	Required	Required
Commission Merchants

Report Affiliated Open-End Mutual Fund Accounts and Prudential	Not Required	Required	Required	Required
Sponsored Insurance/Annuity Products
401K Accounts Holding Stock or Affiliated Funds (accounts that do not	Not Required	Required	Required	Required
hold stock or affiliated funds are not reportable)
Pre-clearance and Other Trading Requirements (Personal and Immediate Family Members)

Covered Securities	Not Required	Required	Required	Not Required
(exclusions may
apply for Pruco
Access Persons)
Securities issued by Prudential "PRU"	Not Required	Not Required	Not Required	Not Required
(See Prudential Securities & Trading Prohibitions Sections)		(Required for PGIM	(Required for PGIM QS)
QS)

PESP	Not Required	Not Required	Not Required	Not Required

Deferred Compensation Plan	Not Required	Not Required	Not Required	Not Required

ETFs (including affiliated ETFs)	Not Required	Required (certain	Required (certain	Not Required
		exclusions apply by	exclusions apply by
		business unit; see	business unit; see Covered
		Covered Security	Security definition)
definition)
Open End mutual funds	Not Required	Not Required	Not Required	Not Required

Closed End mutual funds	Not Required	Required	Required	Not Required

IPOs	Not Required	Required	Prohibited	Prohibited

24

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PERSONAL TRADING STANDARDS SUMMARY REQUIREMENTS

Employee Classifications1	Supervised	Access Persons	Investment Persons	Broker/ Dealer
1Employees may have multiple classifications. Where conflicts exist between these the	Persons Only			Associated Persons

classifications, the most stringent requirement will apply.

Trading and Other Requirements

Private Placements including crowdfunding investments that are private	Not Required*	Required*	Required*	Required*
placements				(required for PIMS and
PAD Associated
*Additional reporting/approval through OBA Manager. Pruco Registered				Persons only; Prohibited
Representatives and Associated Persons must contact their local				for Pruco Associated
Compliance Officer for additional reporting through Pruco's Exception				Persons)
database.
Non-brokerage Health Savings Account (HSA) (Involuntary liquidations	Not Required	Not Required	Not Required	Not Required
due to plan sponsor change do not require pre-clearance)
Discretionary Managed/Adviser Accounts	Not Required	Required	Required	Required
(Reportable but exempt from pre-clearance once approved by Compliance)

Access/Investment Person Blackout Period (excluding De	Does Not Apply	Required for	Required for	Does Not Apply
Minimis Transaction)		PGIM; exclusions by	PGIM; exclusions by
		business unit	business unit
		(same day)	(7-day)
Affiliated Open-End Mutual Fund 60-day Holding Period	Does Not Apply	Does Not Apply	Applies	Does Not Apply
(Certain Mutual Fund
Officers may be
subject to this
requirement)

Short-swing profit 60-day holding period (excluding De	Does Not Apply	Does Not Apply	Applies (Certain	Does Not Apply
Minimis Transaction)		(Certain exclusions	exclusions apply to SIRG
		apply to SIRG	Investment Persons; see
		Investment Persons;	Standards)
see Standards)

Investment Clubs	Permitted	Prohibited	Prohibited	Prohibited

Manual transaction Entry for accounts held with unauthorized broker-	Not Required	Required	Required	Required
dealers

CONTACTS: PST.HELP@PRUDENTIAL.COM

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